Exhibit 10.32

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING (this “Security Instrument”) is made as of the 15th day of February, 2007, by ABW HOLDINGS LLC, a Delaware limited liability company (“Borrower”), as mortgagor, having an address at 2375 Kuhio Avenue, Honolulu, Hawaii 96815 (and with a copy of all notices to: c/o American Assets, Inc., 11455 El Camino Real, Suite 200, San Diego, California 92130, Attention: John Chamberlain and Robert Barton) to COLUMN FINANCIAL, INC., a Delaware corporation (together with its successors and assigns, “Lender”), having an address at 11 Madison Avenue, New York, New York 10010, as mortgagee.

RECITALS:

Borrower by that certain Promissory Note given to Lender dated as of the date hereof (together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to herein as the “Note”) is indebted to Lender in the aggregate principal sum of $[150,000,000.00] (the “Loan”) in lawful money of the United States of America, with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

Borrower desires to secure the payment of the Debt (as defined in Article 2) and the performance of all of the Other Obligations (as defined in Article 2).

Article 1. GRANTS OF SECURITY

Section 1.1. PROPERTY GRANTED. For the purpose of securing payment and performance of the Obligations (as defined in Article 2), Borrower, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration in hand paid, the receipt of which hereby is acknowledged, and the further consideration, uses, purposes and trusts herein set forth and declared, has granted, deeded, mortgaged, sold, bargained, transferred, assigned, set-over and conveyed and by these presents does grant, deed, mortgage, bargain, sell, transfer, assign, set-over and convey unto Lender and its successors and assigns all of Borrower’s right, title and interest in and to the following property, rights, interests and estates to the extent now owned, or hereafter acquired by Borrower (collectively, the “Property”):

(a) Land. The real property described in Exhibit A attached hereto (the “Land”);

(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the “Improvements”);

(d) Condominium Interests and Rights.

(i) The Retail Apartment (as defined in the BW Condominium Documents (defined below)) of the condominium (the “BW Condominium”) created pursuant to that certain Declaration of Condominium Property Regime of Beach Walk Condominium Project dated November 10, 2005, and recorded on November 10, 2005 as Document No. 2005-230978 in the Bureau of Conveyances of the State of Hawaii (the “Recorder’s Office”) and as Document No. 3353847 in the Office of the Assistant Registrar of the Land Court of the State of Hawaii (the “Land Court”), as the same may be supplemented and/or modified pursuant to (A) the Bylaws of the Association of Apartment Owners of Beach Walk recorded on November 10, 2005 as Document No. 2005-230979 in the Recorder’s Office and as Document No. 3353848 in the Land Court, (B) Plans filed in the Recorder’s Office as Condominium File Plan No. 4113 and Condominium Map No. 1757 and (C) an estoppel and agreement executed in favor of Lender with respect to the foregoing (the “BW Condominium Estoppel”) (each of the foregoing and together with any amendments, restatements, replacements or other modifications thereof, collectively, the “BW Condominium Documents”) and the appurtenant common elements of the BW Condominium (the “BW Common Elements”) as described in the BW Condominium Documents and the rights of Borrower under the BW Condominium Documents (including, without limitation, Borrower’s Developer’s Rights (as defined therein));

(ii) Each of Retail Apartments 1 through 6 (inclusive) and the Parking Apartment (as each of the same are defined in the 227 Condominium Documents (defined below)) of the condominium (the “227 Condominium”) created pursuant to that certain Amended and Restated Declaration of Condominium Property Regime of 227 Lewers dated October 28, 2005, and filed on November 7, 2005 as Document No. 2005-227313 in the Recorder’s Office, as the same may be supplemented and/or modified pursuant to (A) the Amended and Restated Bylaws of the Association of Apartment Owners of 227 Lewers recorded on November 7, 2005 as Document No. 2005-227314 in the Recorder’s Office, (B) plans and elevations for the project filed in the Recorder’s Office as Condominium File Plan No. 3920, as amended by Plans dated October 26, 2005 and (C) an estoppel and agreement executed in favor of Lender with respect to the foregoing (the “227 Condominium Estoppel”) (each of the foregoing and together with any amendments, restatements, replacements or other modifications thereof, collectively, the “227 Condominium Documents”) and the appurtenant common elements of the 227 Condominium (the “227 Common Elements”) as described in the 227 Condominium Documents and the rights of Borrower under the 227 Condominium Documents (including, without limitation, Borrower’s Developer’s Reserved Rights (as defined therein));

(iii) Apartment C (as the same is defined in the 2181 Condominium Documents (defined below)) of the condominium (the “2181 Condominium”; the BW Condominium, the 227 Condominium and the 2181 Condominium are collectively herein referred to as the “Condominium”) created pursuant to that certain Amended and Restated Declaration of Condominium Property Regime of 2181 Kalakaua Condominium Project dated June 5, 2006, and recorded on June 5, 2006 as Document No. 2006-103815 in the Recorder’s Office, as the same may be supplemented and/or modified pursuant to (A) the Bylaws of the Association of Apartment Owners of 2181 Kalakaua recorded on March 27, 2001 as Document No. 2001-043083 in the Recorder’s Office, (B) Plans filed in the Recorder’s Office as Condominium File Plan No. 3235 and (C) an estoppel and agreement executed in favor of Lender with respect to the foregoing (the “2181 Condominium Estoppel”; the BW

Condominium Estoppel, the 227 Condominium Estoppel and the 2181 Condominium Estoppel are collectively herein referred to as the “Condominium Estoppel”) (each of the foregoing and together with any amendments, restatements, replacements or other modifications thereof, collectively, the “2181 Condominium Documents”; the BW Condominium Documents, the 227 Condominium Documents and the 2181 Condominium Documents are collectively herein referred to as the “Condominium Documents”) and the appurtenant common elements of the 2181 Condominium (the “2181 Common Elements”; the BW Common Elements, the 227 Common Elements and the 2181 Common Elements are collectively herein referred to as the “Common Elements”) as described in the 2181 Condominium Documents and the rights of Borrower under the 2181 Condominium Documents;

(e) Easements. All easements, rights of way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(f) Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by, as applicable, the state where any of the Property is located or the state of formation of Borrower (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(g) Leases and Rents. All leases and other agreements (including, without limitation, the Master Lease (defined below)) affecting the use, enjoyment or occupancy of the Land and the Improvements heretofore or hereafter entered into, including, without limitation, any guaranty of any of the foregoing leases (a “Lease” or “Leases”), including, without limitation, those Leases listed on Exhibit C hereto, and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents (including, without limitation, the Master Lease Rents (defined below)), additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements (the “Rents”), subject to the license to collect and use such Rents pursuant to the provisions of the Cash Management Agreement (defined below), and all proceeds from the sale or other disposition of the Leases;

(h) FHB Sublease. That certain (i) unrecorded Sublease (together with the following documents and any other amendments, modifications, supplements, restatements or replacements of such Sublease, collectively, the “FHB Sublease”) dated November 7, 2005 between ABW Lewers LLC, Borrower’s predecessor-in-interest, as sublessee, and First Hawaiian Bank, a Hawaii corporation, as sublessor (together with its successors and assigns, the “FHB SL”), as such FHB Sublease (A) was referenced of record by a short form thereof dated June 5, 2006 and recorded on June 5, 2006 as Document No. 2006-103820 in the Recorder’s Office and (B) amended by (I) that certain unrecorded First Amendment of Sublease dated as of April 12, 2006 and (II) that certain estoppel and agreement by and among Borrower, Lender and FHB SL dated on or about the date hereof (the “FHB Sublease Estoppel”) and (ii) leasehold estate created by the FHB Sublease (the “Leasehold Estate”);

(i) Assignments/Modifications. All assignments, modifications, extensions and renewals of the FHB Sublease and all credits, deposits, options, privileges and rights of Borrower as subtenant under the FHB Sublease, including, but not limited to, rights of first refusal, if any, and the right, if any, to renew or extend the FHB Sublease for a succeeding term or terms, and also including all the right, title, claim or demand whatsoever of Borrower either in law or in equity, in possession or expectancy, of, in and to Lender’s right, as subtenant under the FHB Sublease, to elect under Section 365(h)(1) of the Bankruptcy Code (defined below) to terminate or treat the FHB Sublease as terminated in the event (i) of the bankruptcy, reorganization or insolvency of FHB SL, and (ii) the rejection of the FHB Sublease by FHB SL, as debtor in possession, or by a trustee for FHB SL, pursuant to Section 365 of 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”);

(j) Master Lease. That certain Lease Agreement (the “Master Lease”) between Borrower, as landlord, and Guarantor, as tenant (the “Master Lessee”) and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder, if any, to secure the performance by Master Lessee of its obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements (the “Master Lease Rents”), subject to the license to collect and use the same pursuant to the provisions of the Cash Management Agreement (defined below), and all proceeds from the sale or other disposition of the Master Lease;

(k) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(l) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Property (whether or not Borrower is required to carry such insurance by Lender hereunder), including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property, subject to the provisions hereof;

(m) Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(n) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

(o) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder;

(p) Intangibles. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property (including, without limitation, those granted pursuant to that certain Trademark License Agreement between Outrigger Hotels Hawaii and Borrower’s predecessor in interest dated December 15, 2005 (as the same may have been or may be amended, restated, replaced or otherwise modified));

(q) Letter of Credit Rights. All letter of credit rights (whether or not the letter of credit is evidenced by a writing) Borrower now has or hereafter acquires relating to the properties, rights, titles and interest referred to in this Section 1.1;

(r) Tort Claims. All commercial tort claims Borrower now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.1;

(s) Borrower Accounts. All payments for goods or property sold or leased or for services rendered arising from the operation of the Land and the Improvements, whether or not yet earned by performance, and not evidenced by an instrument or chattel paper;

(t) Reserve Accounts. All reserves, escrows and deposit accounts required under the Loan Documents and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof (collectively, the “Reserve Accounts”);

(u) Collateral. The Collateral (as defined in that certain Pledge and Security Agreement (the “Pledge Agreement”) dated on or about the date hereof executed by Borrower in favor of Lender and joined in by WBW CHP, LLC (“WBW”));

(v) Proceeds. All proceeds of any of the foregoing items set forth in subsections (a) through (u); and

(w) Other Rights. Any and all other rights of Borrower in and to the items set forth in subsections (a) though (v) above.

Section 1.2. ASSIGNMENT OF RENTS. Borrower hereby absolutely and unconditionally assigns to Lender Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Notwithstanding the foregoing or anything to the contrary contained herein, until (a) the occurrence and continuance of an Event of Default in connection with which Lender has elected to accelerate the Loan in accordance with the applicable terms hereof and (b) such Event of Default has continued up to the earliest date of the following occurrences: (i) ninety (90) days after Lender’s delivery to Borrower of written notice of the commencement of such Event of Default, (ii) Lender’s commencement of a foreclosure action (either judicial or non-judicial), or (iii) Lender’s acceptance of a deed-in lieu of foreclosure (the event described in (a) and (b) above, the “Foreclosure Trigger”), all Rents shall be deposited, held and applied pursuant to that certain Restricted Account Agreement by and between (among others) Borrower and Lender (the “Restricted Account Agreement”) and that certain Cash Management Agreement dated as of the date hereof between Borrower and Lender (the “Cash Management Agreement”).

Section 1.3. SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations, a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code. To the extent permitted by law, Borrower and Lender agree that with respect to all items of Personal Property, which are or will become fixtures on the Land, this Security Instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture filing” within the meaning of the applicable provisions of the Uniform Commercial Code. Borrower is the record owner of the Land.

Section 1.4. PLEDGE OF MONIES HELD. Borrower hereby pledges to Lender any and all monies belonging to Borrower which are now or hereafter held by Lender, and which are (i) deposited in the Escrow Fund (as defined in Section 3.5) or in the other Reserve Accounts, (ii) Net Proceeds (as defined in Section 4.4), and/or (iii) condemnation awards or payments described in Section 3.6, as additional security for the Obligations until expended or applied as provided in this Security Instrument.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Lender its successors and assigns, forever, however, upon the terms and conditions set forth herein;

PROVIDED, HOWEVER, these presents are upon the express condition that, when all of the Obligations have been paid in full, Lender shall re-convey the Property and shall surrender this Security Instrument and all notes and instruments evidencing or securing the Obligations to Borrower.

Article 2. PAYMENTS

Section 2.1. DEBT AND OBLIGATIONS SECURED. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the following, in such order of priority as Lender may determine in its sole discretion (the “Debt”): (a) the payment of the indebtedness evidenced by the Note in lawful money of the United States of America; (b) the payment of interest, prepayment premiums, default interest, late charges and other sums, as provided in the Note, this Security Instrument or the other Loan Documents (defined below); (c) the payment of all other moneys agreed or provided to be paid by Borrower in the Note, this Security Instrument or the other Loan Documents (collectively sometimes referred to herein as the “Loan Documents”); (d) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and (e) the payment of all sums reasonably advanced and costs and expenses reasonably incurred (including unpaid or unreimbursed servicing and special servicing fees) by Lender in connection with the Debt or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the performance of all other obligations of Borrower contained herein and the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Security Instrument, the Note, or the other Loan Documents (collectively, the “Other Obligations”). Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the “Obligations.”

Section 2.2. PAYMENTS. Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender’s sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall not cure any then-existing Event of Default (defined below).

Article 3. BORROWER COVENANTS

Borrower covenants and agrees that:

Section 3.1. PAYMENT OF DEBT. Borrower will pay the Debt at the time and in the manner provided in the Note and in this Security Instrument.

Section 3.2. INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in (a) the Note and (b) the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3. INSURANCE.

(a) Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender, shall obtain and maintain, or cause to be maintained, during the entire term of this Security Instrument policies of insurance for Borrower and the Property providing at least the following coverages:

(i) comprehensive all risk insurance (“Special Form”) including, but not limited to, loss caused by any type of windstorm or hail on the Improvements and the Personal Property, (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Security Instrument shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions or to be written on a no co-insurance form; (C) providing for no deductible in excess of Fifty Thousand and No/100 Dollars ($50,000.00) for all such insurance coverage and (D) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, coverage for loss due to operation of law in an amount equal to the Full Replacement Cost, coverage for demolition costs and coverage for increased costs of construction. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area,” flood hazard insurance in an amount equal to (A) the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such lesser amount as Lender shall require plus (B) excess flood insurance in an amount equal to the building value of the first floor of the Improvements plus three (3) months worth of the coverage set forth in subsection (ii) hereof; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, provided that the insurance required to be maintained pursuant to clauses (y) and (z) above shall be on terms consistent with the Special Form policy required pursuant to this subsection (i). Notwithstanding anything to the contrary in this Security Instrument, the insurance coverage described in the foregoing subparagraphs (y) and (z) shall be required (1) as of the date hereof only if determined to be necessary by Lender based upon its reasonable evaluation of third party reports, and (2) at any time hereafter in the event subsequent third party reports indicate a change in the condition of or circumstances surrounding the Property;

(ii) rental loss insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) in an annual aggregate amount equal to 100% of all rents or estimated gross revenues from the operation of the Property (as reduced to reflect actual vacancies and expenses not incurred during a period of Restoration) and covering rental losses for a period of at least eighteen (18) months after the date of the casualty and notwithstanding that the Policy may expire prior to the end of such period and (D) containing an extended period of indemnity endorsement which provides that after physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income returns to the same level it was prior to the loss, or the expiration of six (6) months from the date of completion of the Restoration, whichever first occurs and notwithstanding that the policy may expire prior to the end of such period. The amount of such rental loss insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from the Property for the succeeding eighteen (18) month period and a five percent (5%) vacancy factor. Provided no Event of Default has occurred and is continuing, all proceeds payable to Lender pursuant to this subsection (the “Rent Loss Proceeds”) shall (i) to the extent such proceeds are not paid in a lump sum in advance, be disbursed by Lender (A) to Borrower provided a Cash Management Period (as defined in the Cash Management Agreement) does not exist or (B) to the extent a Cash Management Period exists, into the Cash Management Account (as defined in the Cash Management Agreement) to be further disbursed in accordance with the applicable terms and conditions of the Cash Management Agreement or (ii) in the event such Rent Loss Proceeds are paid in a lump sum in advance, be held by Lender in a segregated interest-bearing escrow account and Lender shall estimate the number of months required for Borrower to restore the damage caused by the applicable casualty, shall divide the applicable aggregate Rent Loss Proceeds by such number of months and shall, provided no Event of Default has occurred and is continuing, disburse such monthly installment of Rent Loss Proceeds from such escrow account to (A) if a Cash Management Period then exists, the Cash Management Account to be further disbursed in accordance with the applicable terms and conditions of the Cash Management Agreement or (B) if a Cash Management Period does not then exist, Borrower each month during the performance of such Restoration. During the continuance of an Event of Default, all Rent Loss Proceeds shall be held by Lender in the Cash Management Account and may be applied by Lender in the same manner as Rents held therein pursuant to the terms thereof and of the other Loan Documents. Nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such Rent Loss Proceeds;

(iii) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form referenced in subsection (i), above, does not otherwise apply, (A) owner’s contingent or protective liability insurance, otherwise known as Owner Contractor’s Protective Liability, covering claims not covered by or under the terms or provisions of the commercial general liability insurance policy in (v) below; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(iv) comprehensive boiler and machinery insurance, if steam boilers or other pressure-fixed vessels are in operation, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(v) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000.00) in the aggregate and One Million and No/100 Dollars ($1,000,000.00) per occurrence; (B) to continue at not less than the aforesaid limit until reasonably required to be changed by Lender as provided in subsection 3.3(b) below; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability and (5) contractual liability covering the indemnities contained in Section 13.1 to the extent the same is available;

(vi) automobile liability coverage for all owned and non-owned vehicles, if any, used by Borrower in the operation of the Property, including rented and leased vehicles containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00);

(vii) umbrella liability insurance in an amount not less than Thirty Million and No/100 Dollars ($30,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above, including, but not limited to, supplemental coverage for workers’ compensation and automobile liability, which umbrella liability coverage shall apply in excess of the automobile liability coverage in clause (vi) above;

(viii) so-called “dramshop” insurance, if applicable, or other liability insurance required in connection with the sale of alcoholic beverages; and

(ix) workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

(x) (A) such insurance as may be required pursuant to the terms of the Property Documents and (B) upon sixty (60) days’ written notice, such other reasonable insurance (such as sinkhole or land subsidence insurance) in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

(b) All insurance provided for in Section 3.3(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and (i) shall be issued by financially sound and responsible insurance companies reasonably approved by Lender, and authorized or licensed to do business in the state where the Property is located, with (A) general policy ratings of A or better and financial classes of X or better by A.M. Best Company, Inc. and (B) either (i) such insurance companies having claims paying ability/financial strength ratings of “A” (or its equivalent) or better by the Rating Agencies or (ii) to the extent that the Policies are issued by a syndicate of not less than five (5) insurance companies each otherwise meeting the requirements set forth herein, sixty percent (60%) of such insurance companies having a claims paying ability/financial strength rating of “A” (or its equivalent) or better by the Rating Agencies (with the first layers of the coverages required hereunder provided by such insurance companies) and the remaining forty percent (40%) of such insurance companies having a claims paying ability/financial strength rating of “BBB” (or its equivalent) or better by the Rating Agencies; (ii) shall name Borrower as the insured and Lender as an additional insured, as its interests may appear; (iii) in the case of property damage, boiler and machinery and, if required pursuant to the provisions hereof, flood and earthquake insurance, shall contain a so called New York Non Contributory Standard Mortgagee Clause and (other than those strictly limited to liability protection) a Lender’s Loss Payable Endorsement (Form 438 BFU NS), or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) shall contain a waiver of subrogation against Lender; (v) shall be maintained throughout the term of this Security Instrument without cost to Lender; (vi) shall be assigned and, if requested in writing by Lender, the originals (or duplicate originals certified to be true and correct by the applicable insurer or its agent) delivered to Lender; and (vii) shall contain such provisions, consistent with the provisions hereof, as Lender deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements or clauses providing that (I) neither Borrower, Lender nor any other party shall be a co insurer under said Policies, (II) that Lender shall receive at least ten (10) days prior written notice of any modification, reduction or cancellation of any Policy, (III) no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned, (IV) Lender shall not be liable for any Insurance Premiums (defined below) thereon or subject to any assessments thereunder, and (V) such Policies do not exclude coverage for acts of terror or similar acts of sabotage. Any blanket Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 3.3(a). Borrower shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the new Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided that such Insurance Premiums have not been paid to Lender or Lender’s servicing agent pursuant to Section 3.5 hereof). If Borrower does not furnish such evidence and receipts at least twenty (20) days prior to the expiration of any apparently expiring Policy, then Lender may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Borrower agrees to reimburse Lender for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like; provided, however, such increased coverages shall not be requested more frequently than once every three years, and shall only be requested if such coverage is commercially available at commercially reasonable rates and such rates are consistent with those paid in respect of comparable properties in comparable locations, and Lender also reasonably determines that either (I) prudent owners of real estate comparable to the Property are maintaining same or (II) prudent institutional lenders (including, without limitation, investment banks) to such owners are generally requiring that such owners maintain such insurance.

(c) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender (the “Restoration”) and otherwise in accordance with Section 4.4 of this Security Instrument. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. In case of loss covered by Policies, Lender may either (1) settle and adjust any claim, or (2) allow Borrower to agree with the insurance company or companies on the amount to be paid upon the loss; provided, that (A) provided no Event of Default shall have occurred and be continuing, Borrower may adjust losses aggregating not in excess of the Threshold Amount (defined below) if such adjustment is carried out in a competent and timely manner and (B) if no Event of Default shall have occurred and be continuing, Lender shall not settle or adjust any such claim under clause (1), above, without the consent of Borrower, which consent shall not be unreasonably withheld or delayed. In any case Lender shall and is hereby authorized to collect and receipt for any such insurance proceeds; and the reasonable expenses incurred by Lender in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Borrower to Lender upon demand.

Section 3.4. PAYMENT OF TAXES, ETC. (a) Subject to the provisions of Sections 3.4(b) and 3.5 hereof, Borrower shall pay all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Taxes”), all ground rents (including, without limitation, any rents or other charges payable under the FHB Sublease), Assessments (defined below), maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Other Charges”), and all charges for utility services provided to the Property prior to the same becoming delinquent. Borrower will deliver to Lender, promptly upon Lender’s written request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge against the Property arising out of such Taxes, Other Charges and utility service charges. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Borrower shall furnish to Lender, promptly upon Lender’s written request, paid receipts for the payment of the Taxes and Other Charges.

(b) Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the other Loan Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Taxes from Borrower and from the Property or Borrower shall have paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (vi) Borrower shall have deposited with Lender adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest, and (vii) Borrower shall have furnished the security as may be required in the proceeding to insure the payment of any contested Taxes, together with all interest and penalties thereon.

Section 3.5. ESCROW FUND. In addition to any initial deposits to the Escrow Fund (defined below) on the date hereof (if any), except as provided below, Borrower shall pay to Lender on the first day of each calendar month (a) one twelfth of an amount which would be sufficient to pay the Taxes payable, or reasonably estimated by Lender to be payable, during the next ensuing twelve (12) months and (b) one twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts in (a) and (b) above shall be called the “Escrow Fund”). Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has obtained knowledge and authorizes Lender or its agent to obtain the bills for Taxes and Other Charges directly from the appropriate taxing authority. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Provided no Event of Default has occurred and is continuing, Lender will timely apply the Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 3.3 and 3.4 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.3 and 3.4 hereof, Lender shall, provided no Event of Default has occurred and is continuing, promptly return any excess to Borrower. In disbursing such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. No earnings or interest on the Escrow Fund shall be payable to Borrower. Notwithstanding the foregoing, Borrower shall not be required to make deposits to the Escrow Fund for Insurance Premiums pursuant to this Section 3.5 so long as (i) no Event of Default occurs and is continuing hereunder, (ii) Borrower pays all Insurance Premiums by no later than ten (10) Business Days prior to the delinquency thereof, and (iii) Borrower provides Lender paid receipts for the payment of the Insurance Premiums by no later than one (1) Business Day prior to the delinquency thereof. Upon the occurrence of a failure of any of the conditions specified in clauses (i) through (iii) above, Borrower shall, upon Lender’s written demand therefor, commence making the deposits to the Escrow Fund for Insurance Premiums required pursuant to this Section 3.5 commencing with the next Monthly Payment Date (as defined in the Note), which payments shall continue until Borrower corrects each such failure (at which time any funds remaining in the Escrow Fund and attributable to Insurance Premiums will be promptly released to Borrower provided no Event of Default is continuing). Borrower shall provide Lender with evidence of the payment of Taxes attributable to the entirety of the FHB Tax Parcel prior to the delinquency thereof. To the extent that Lender is at any time not in receipt of said evidence, Lender may, at its option, (A) pay such sums and/or (B) require Borrower to increase any applicable monthly deposits to the Escrow Fund such that sums on deposit therein are sufficient to pay Taxes attributable to the entirety of the FHB Tax Parcel. Any such sums so paid by Lender pursuant to subsection (A) above shall be deemed protective advances hereunder and shall be added to the Debt

Section 3.6. CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Land and/or the Improvements and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender is hereby irrevocably appointed as Borrower’s attorney in fact coupled with an interest, with exclusive powers to collect, receive and apply to the Debt (or provide to Borrower to pay for Restoration) any award or payment for any taking accomplished through a condemnation or eminent domain proceeding and, at any time during which an Event of Default has occurred and is continuing, to make any compromise or settlement in connection therewith. All condemnation awards or proceeds shall be either (a) paid to Lender for application against the Debt or (b) applied to Restoration of the Property in accordance with Section 4.4 hereof. Notwithstanding any taking by any public or quasi public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. Any award or payment to be applied to the reduction or discharge of the Debt or any portion thereof may be so applied whether or not the Debt or such portion thereof is then due and payable. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been or may be sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the unpaid portion of the Debt.

Notwithstanding anything contained in this Section 3.6 or this Security Instrument to the contrary, but subject to the provisions of Section 4.4, below, Lender may elect to (y) apply the net proceeds of any condemnation award (after deduction of Lender’s reasonable costs and expenses, if any, in collecting the same) in reduction of the Debt in such order and manner as Lender may elect, whether due or not, or (z) make the proceeds available to Borrower for the restoration or repair of the Property. Any implied covenant in this Security Instrument restricting the right of Lender to make such an election is waived by Borrower. In addition, Borrower hereby waives the provisions of any law prohibiting Lender from making such an election.

Section 3.7. LEASES AND RENTS. (a) All Leases entered into after the date hereof shall be written on (i) the standard form of lease which has been approved by Lender or (ii) an Acceptable Chain Tenant Form (defined below). Commercially reasonable changes may be made to the Lender-approved standard lease or an Acceptable Chain Tenant Form without the prior written consent of Lender in the ordinary course of Borrower’s business. All Leases

(including any Acceptable Chain Tenant Form) shall provide that they are subordinate to this Security Instrument (subject to Lender’s agreement (by Lender’s acceptance of this Security Instrument hereby given) not to disturb such tenant’s tenancies while they are in compliance with the terms of their Lease) and that the tenant thereunder agrees to attorn to Lender. As used herein, the term “Acceptable Chain Tenant Form” shall mean the form of lease promulgated by a prospective national or regional chain tenant that generally insists, on a programmatic or institutional basis (although an occasional exception to such requirement shall not cause this provision to fail), on using its own form of lease; provided, that, the provisions contained in such form of lease (A) are commercially reasonably for properties similar to the Property, (B) do not contain any rights, options (including, without limitation, rights to purchase the Property or any interest therein) or obligations that would be unacceptable to a prudent secondary market lender substantially similar to Lender and (C) do not have a Material Adverse Effect (defined below). As used herein, the term “Material Adverse Effect” shall mean a material adverse effect on (1) the Property, (2) the business, profits, prospects, management, operations or condition (financial or otherwise) of Borrower, Guarantor or the Property, (3) the enforceability, validity, perfection or priority of the lien of this Security Instrument or the other Loan Documents, or (4) the ability of Borrower to perform its obligations under this Security Instrument or the other Loan Documents.

(b) Borrower (i) shall observe and perform all material obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall receive thereunder; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits and prepaid first and last month’s rent collected in the ordinary course of Borrower’s business); and (iv) shall not execute any other assignment of the lessor’s interest in the Leases or the Rents. Borrower (A) shall enforce all material terms, covenants and conditions contained in the Leases upon the part of the lessees thereunder to be observed or performed, short of termination thereof and short of instituting litigation (provided, that, Borrower (1) shall be obligated to so institute litigation if the failure to do so would have a Material Adverse Effect and (2) may terminate a Lease only in the event of (aa) a monetary event of default under such Lease or (bb) a material non-monetary default under such Lease where the tenant fails to cure such event of default (i) to the extent the Sponsorship Condition remains satisfied, beyond the cure period set forth in the subject Lease or (ii) to the extent the Sponsorship Condition is not satisfied, within thirty (30) days beyond the cure period set forth in the subject Lease); (B) may alter, modify or change the terms of the Leases in any material respect without the prior written consent of Lender, provided that such alterations, modifications or changes are commercially reasonable alterations, modifications or changes agreed to in the ordinary course of Borrower’s business; (C) shall not, without Lender’s consent, convey or transfer or suffer or permit a conveyance or transfer of the Property or of any interest therein so as to effect a merger of the estates and rights, or a termination or material diminution of the obligations of, tenants under the Leases; (D) may approve or consent to any assignment of or subletting under the Leases in accordance with the terms of such Leases, without the prior written consent of Lender; and (E) shall not cancel the Leases or accept a surrender thereof, except that any Lease may be canceled if at the time of the cancellation thereof a new Lease is entered into on substantially the same terms or more favorable terms than those contained in the canceled Lease.

(c) Borrower, as the lessor thereunder, may enter into proposed lease renewals and new leases without the prior written consent of Lender, provided each such proposed lease: (i) shall have an initial term of not less than three (3) years or greater than ten (10) years; (ii) shall provide for rental rates (including rates during any renewal or option term or rates applicable to any expansion space) comparable to then existing local market rates that would be agreed to in an arm’s length transaction; (iii) shall be to a tenant which Borrower reasonably determines to be capable and reputable; and (iv) shall comply with the provisions of subsection (a) above (except that any lease renewals may be on the same form as the original lease). Borrower may enter into a proposed lease which does not satisfy all of the conditions set forth in clauses (i) through (iv) immediately above, provided Lender consents in writing to such proposed lease, such consent not to be unreasonably withheld or delayed. Borrower expressly understands that any and all proposed leases are included in the definition of “Lease” or “Leases” as such terms may be used throughout this Security Instrument, the Note and the other Loan Documents. Borrower shall furnish Lender with executed copies of all Leases and any amendments or other agreements pertaining thereto.

(d) Notwithstanding anything to the contrary contained herein or in any other Loan Document, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, terminate (for reasons other than non-payment of rent (provided, that, with respect to the Master Lease, the same shall not be terminated without Lender’s prior written consent unless in connection with a Permitted ML Termination (defined below))), reduce rents under (which shall not be deemed to include any rent reductions explicitly provided for under the terms and conditions of said Lease occurring automatically and not requiring Borrower or any other party’s consent thereto or approval thereof), permit an assignment or subleasing of (other than in accordance with its express terms) or otherwise amend, modify or waive any material or economic provisions of, accept a surrender of space under, or shorten the term of, any Major Lease or any instrument guaranteeing or providing credit support for any Major Lease. As used herein, the term “Major Lease” shall mean (i) the Master Lease, (ii) any Lease which, individually or when aggregated with all other Leases at the Property with the same tenant or any Affiliate (defined below) of such tenant, demises 5,000 square feet or more of the Property’s net rentable square footage, (iii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to purchase all or any portion of the Property (which such rights shall be deemed to be exclusive of any rights under any Lease to extend the term thereof or to lease additional space at the Property) or (iv) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i), (ii) or (iii) above. As used above, the term “Affiliate” shall mean, with respect to any tenant under any Lease at the Property, any affiliate of such tenant, unless such affiliate (A) operates under a separate trade name and under a separate corporate or other similar division from such tenant and (B) is otherwise treated as a separate tenant under a separate Lease by Borrower. Notwithstanding the foregoing or anything to the contrary contained herein or in the other Loan Documents, Borrower shall be entitled to terminate the Master Lease without Lender’s prior consent with respect to any portion of the space leased thereunder (the “Master Lease Space”) which is hereafter leased pursuant to a Qualifying MLS Lease (hereafter defined). As used herein, a “Qualifying MLS Lease” shall mean a Lease entered into in accordance with the terms hereof (which may be an amendment to the QS Lease (defined below) (whether contained in a formal amendment or in such other agreement amending the QS Lease as may be reasonably acceptable to Lender (such as an SNDA)) providing for each of the following) which, in each case (1) leases all or any portion of the Master Lease Space, (2) has a term of not less than the term of the current Lease (the “QS Lease”) of the QS Space (as defined in the Note), (3) provides for base rent per square foot equal to or greater than that of the QS Lease and (4) does not also lease, provides that it is independent and exclusive of any sub-sublease for the FHB Space or provides that such Lease will continue following any termination of any sub-sublease for the FHB Space such that, in each such case, any termination of such tenant’s rights (if any) to the FHB Space shall not allow such tenant to terminate or withhold or reduce Rent payable under the applicable Qualifying MLS Lease. Any termination of the Master Lease with respect to all or any portion of the Master Lease Space as permitted and in accordance with the terms and conditions above shall be herein referred to as a “Permitted ML Termination”.

(e) Notwithstanding anything to the contrary contained herein, to the extent Lender’s prior approval is required for any leasing matters set forth in this Section, Lender shall have ten (10) Business Days from receipt of written request and all reasonably required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A MORTGAGE BETWEEN THE UNDERSIGNED AND LENDER”. In the event that Lender fails to respond to the leasing matter in question within such time, Lender’s approval shall be deemed given for all purposes. Borrower shall provide Lender with such information and documentation as may be reasonably required by Lender, including, without limitation, lease comparables and other market information as reasonably required by Lender. Lender shall not be entitled to any fee or reimbursement in connection with any such review and approval process in excess of the reasonable fees or reimbursements customarily charged by lenders or servicers of secondary market loans similar to the Loan for actions similar to the foregoing.

(f) Within ten (10) Business Days after receipt of written request therefor and a copy of the executed corresponding Lease, Lender shall execute and deliver to Borrower a subordination, non-disturbance and attornment agreement (an “SNDA”) with respect to any Lease approved or deemed approved hereunder or otherwise entered into in accordance with the terms and provisions hereof. If the form of the SNDA shall be prescribed by the Lease in question, and Lender shall have approved (or been deemed to have approved) such Lease (including all of the Leases reflected on the Rent Roll delivered by Borrower to Lender in connection with the making of the Loan - it being understood that all of the Leases on the rent roll of the Property as of the date hereof are deemed approved), Lender shall execute and deliver the SNDA in the form prescribed by such Lease. In the case of any other Lease or any Lease as to which Lender’s approval is not required pursuant to the terms hereof where such tenant thereunder requests an SNDA, the SNDA to be executed and delivered by Lender shall be in substantially the form attached hereto as Exhibit B, as such form may be modified to reflect reasonable changes thereto negotiated by Lender and such tenant. Lender agrees to negotiate in good faith the terms of the SNDA with any tenant under any Lease. All reasonable attorneys’ fees and disbursements incurred by Lender in connection with the negotiation of material changes to such form SNDA shall be payable by Borrower within ten (10) Business Days after Lender’s written request therefor, whether or not the SNDA is ultimately executed and/or recorded. No attorney’s fees will be charged for merely conforming such SNDA to the terms of the Lease in question (as opposed to material changes to the substantive content thereof).

Section 3.8. MAINTENANCE OF PROPERTY. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof which may have a Material Adverse Effect. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of Lender.

Section 3.9. WASTE. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.10. COMPLIANCE WITH LAWS. Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting or which may be interpreted to affect Borrower, the Property or the use of the Property, including, without limitation, the Prescribed Laws (defined below) (“Applicable Laws”). Borrower shall from time to time, upon Lender’s request, based on Lender’s belief, in the exercise of Lender’s reasonable judgment, that the Property or Borrower is in violation of any Applicable Law, provide Lender with evidence satisfactory to Lender that the Property or Borrower (as applicable) complies with the Applicable Laws which Lender believes the Property or Borrower (as applicable) is in violation of or is exempt from compliance with such Applicable Laws. Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws. As used herein, the term “Prescribed Laws” shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq. and (d) all other Applicable Laws relating to money laundering or terrorism.

Section 3.11. BOOKS AND RECORDS. (a) Borrower shall keep adequate books and records of account in accordance with Borrower’s current methods (which such methods are tax basis accounting) or such other comprehensive basis of accounting as may be acceptable to Lender in its reasonable discretion, in each case consistently applied (each or any of the foregoing, the “Approved Accounting Method”) and furnish to Lender:

(i) prior to Securitization (defined below), monthly (but in no event for a period of more than two (2) years from the date hereof) and, thereafter, quarterly, rent rolls signed, dated and certified by Borrower (or an officer, general partner or principal of Borrower if Borrower is not an individual) to be true and complete to the best knowledge of such person, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, within thirty (30) days after the end of each calendar month or quarter (as applicable);

(ii) prior to Securitization (defined below), monthly (but in no event for a period of more than two (2) years from the date hereof) and, thereafter, quarterly, operating statements of the Property certified by Borrower (or an officer, general partner or principal of Borrower if Borrower is not an individual) to be true and complete to the best knowledge of such person, detailing the total revenues received, total expenses incurred, total capital expenditures (including, but not limited to, all capital improvements (including, but not limited to, tenant improvements)), leasing commissions and other leasing costs, total debt service and total cash flow, and if available, any quarterly operating statement prepared by an independent certified public accountant, within thirty (30) days after the close of each calendar month or quarter (as applicable); and

(iii) an annual balance sheet and profit and loss statement of Borrower, prepared and certified by Borrower, and, if available, any financial statements prepared by an independent certified public accountant within ninety (90) days after the close of each fiscal year of Borrower.

(b) Upon request from Lender, Borrower shall furnish to Lender: (1) an accounting of all security deposits held in connection with any Lease of any part of the Property; and (2) an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property and all proposed capital replacements and improvements.

(c) Borrower shall furnish Lender with such other additional financial or management information regarding Borrower and/or the Property as may, from time to time, be reasonably required by Lender.

(d) If, at the time a Disclosure Document (defined below) is being prepared for a Securitization (defined below), Lender expects that Borrower alone or Borrower and one or more affiliates of Borrower collectively, or the Property alone or the Property and Related Properties (defined below) collectively, will be a Significant Obligor (defined below), Borrower shall furnish to Lender upon request (i) the selected financial data or, if applicable, net operating income, required under Item 1112(b)(1) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans (defined below) as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization, or (ii) the financial statements required under Item 1112(b)(2) of Regulation AB, if Lender expects that the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization may, or if the principal amount of the Loan together with any Related Loans as of the cut-off date for such Securitization and at any time during which the Loan and any Related Loans are included in a Securitization does, equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization. Such financial data or financial statements shall be furnished to Lender (A) within ten (10) Business Days after notice from Lender in connection with the preparation of Disclosure Documents for the Securitization, (B) not later than thirty (30) days after the end of each fiscal quarter of Borrower and (C) not later than seventy-five (75) days after the end of each fiscal year of Borrower; provided, however, that Borrower shall not be obligated to furnish financial data or financial statements pursuant to clauses (B) or (C) of this sentence with respect to any period for which a filing pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) is not required. If requested by Lender, Borrower shall furnish to Lender financial data and/or financial statements for any tenant of the Property if, in connection with a Securitization, Lender expects there to be, with respect to such tenant or group of affiliated tenants, a concentration within all of the mortgage loans included or expected to be included, as applicable, in the Securitization such that such tenant or group of affiliated tenants would constitute a Significant Obligor.

(e) All financial data and financial statements provided by Borrower hereunder pursuant to Section 3.11(d) hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation AB and other applicable legal requirements. All financial statements referred to in Section 3.11(d) above shall be audited by independent accountants of Borrower acceptable to Lender in accordance with Regulation AB and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation AB and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All financial data and financial statements (audited or unaudited) provided by Borrower under Section 3.11(d) shall be accompanied by an executed certificate of a responsible officer of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this Section 3.11(e).

(f) If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation AB or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any Exchange Act Filing or as shall otherwise be reasonably requested by Lender.

(g) In the event Lender determines, in connection with a Securitization, that the financial data and financial statements required in order to comply with Regulation AB or any amendment, modification or replacement thereto or other legal requirements are other than as provided herein, then notwithstanding the provisions of this Section, Lender may request, and Borrower shall promptly provide, such other financial data and financial statements as Lender determines to be necessary or appropriate for such compliance.

(h) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower’s data systems without change or modification thereto, in electronic form and prepared using a Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this Section in connection with the Securitization to such parties requesting such information in connection with such Securitization.

(i) As used above, the following defined terms have the following meanings:

(i) “Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

(ii) “Related Loan” shall mean a loan to an affiliate of Borrower or secured by a Related Property, that is included in a Securitization with the Loan.

(iii) “Related Property” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related” within the meaning of the definition of Significant Obligor, to the Property.

(iv) “Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

Section 3.12. PAYMENT FOR LABOR AND MATERIALS. Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist (subject to Borrower’s right to contest any such matter as described below) beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof. Nothing contained herein shall, however, affect or impair Borrower’s ability to diligently and in good faith contest any lien or bill for labor or materials, provided that any lien placed upon the Property must be fully and irrevocably discharged (by bond or otherwise) at least 30 days prior to the date such lien could otherwise be foreclosed upon pursuant to Applicable Law.

Section 3.13. PERFORMANCE OF OTHER AGREEMENTS. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Lender for the purpose of further securing an obligation secured hereby and any amendments, modifications or changes thereto.

Section 3.14. PROPERTY MANAGEMENT.

(a) Borrower shall (i) promptly perform and observe all of the covenants required to be performed and observed by it under the agreement between Manager and Borrower pursuant to which the property manager of the Property (the “Manager”) is employed to perform management services for the Property (the “Management Agreement”) and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower under the Management Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property; and (v) promptly enforce the performance and observance of all of the material covenants required to be performed and observed by Manager under the Management Agreement. Subject to the last sentence of this subsection, Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel the Management Agreement or otherwise replace Manager or enter into any other management agreement with respect to the Property (provided, that, the foregoing shall not be deemed to prohibit Manager from sub-contracting some of its responsibilities under the Management Agreement provided that Manager retains responsibility and control of all material management decisions); (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect. In the event that Borrower replaces Manager at any time during the term of Loan, such Manager shall be a Qualified Manager (defined below). Notwithstanding anything to the contrary contained herein or in the other Loan Documents, Lender’s receipt of a New Non-Consolidation Opinion shall be a condition precedent to any appointment of an Affiliated Manager (defined below) as Manager for the Property. Borrower may terminate any Manager without Lender’s consent, provided, that, Borrower provides Lender (A) ten (10) days prior written notice of such termination, (B) evidence that a Qualified Manager has been engaged to manage the Property pursuant to a Replacement Management Agreement (defined below) effective as of the date of termination of the terminated Manager, (C) a duly executed copy of the Replacement Management Agreement, (D) to the extent such replacement Manager is an Affiliated Manager, a New Non-Consolidation Opinion and (E) evidence reasonably acceptable to Lender that either (I) no termination or similar fees are due in connection with the termination of the then current Manager or (II) Borrower has sufficient sums to pay any such fees without adversely impacting the cash flow of the Property and/or Borrower ability to perform hereunder or under the other Loan Documents.

(b) During the existence of a Manager Termination Event (defined below), Borrower shall, at Lender’s direction, immediately terminate the Management Agreement and enter into a new property management agreement reasonably acceptable to Lender with a management company reasonably acceptable to Lender, which such new property management company must

(i) be a Qualified Manager, (ii) not be an affiliate of, or controlled by, Lender, and (iii) have not provided (nor agreed to provide) Lender (or its affiliates) with any compensation for being so named. In the event Lender directs Borrower to engage a professional third party property manager or such manager is otherwise engaged in accordance with the terms and conditions hereof, then Borrower shall engage such a property manager pursuant to an agreement reasonably acceptable to Lender, and Borrower and such manager shall execute an agreement acceptable to Lender conditionally assigning Borrower’s interest in such management agreement to Lender and subordinating manager’s right to receive fees and expenses under such agreement while the Debt remains outstanding (such replacement management agreement and such assignment and subordination thereof in favor of Lender, collectively, the “Replacement Management Agreement”). In no event shall Lender or Borrower be liable for any termination, severance or other fees to Manager or others resulting from any termination of any property management agreement (including, without limitation the Management Agreement).

(c) As used herein, (1) the term “Qualified Manager” shall mean (I) American Assets, Inc. or Outrigger Enterprises, Inc. (unless such entity (A) is the entity being replaced as property manager or (B) has suffered a material adverse change in its general business standing or reputation from that as exists as of the date hereof (as reasonably determined by Lender)), or (II) a reputable and experienced professional management organization (a) which manages, together with its affiliates, at least 2,000,000 square feet of gross leasable area (including all anchor space), exclusive of the Property (or such lesser amount as may be reasonably acceptable to Lender) and (b) approved by Lender, which approval may not unreasonably be withheld or delayed, and for which Lender shall have received written confirmation from the Rating Agencies (as defined in the Cash Management Agreement) that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization and (2) the term “Manager Termination Event” shall be an event occurring upon (i) the occurrence of an Event of Default (which such Manager Termination Event shall continue until Borrower’s cure, if applicable, of the applicable Event of Default and Lender’s acceptance of such cure (whether voluntarily or required by law), provided, that, so long as Manager is one of the entities referenced in clause (I) of this paragraph, Lender shall provide notice to Borrower and Manager of the applicable Event of Default and shall give Borrower an opportunity to cure such Event of Default within ten (10) days of such notice before such Event of Default will constitute a Manager Termination Event), (ii) Manager becoming insolvent or a debtor in a proceeding under any applicable Insolvency Laws (as defined in the Note), or (iii) the occurrence and continuance of a material default under the Management Agreement by Manager beyond any applicable grace, notice or cure periods.

Section 3.15. REA COVENANTS. Borrower agrees that without the prior consent of Lender, Borrower will not enter into any new REA or execute modifications to any existing REA if such new REA or such modifications will have a Material Adverse Effect. Borrower shall enforce, shall comply with, and shall use commercially reasonable efforts to cause each of the parties to each REA to comply with all of the terms and conditions contained in such REA. As used herein, “REA” shall mean, individually or collectively (as the context requires), each reciprocal easement or similar agreement affecting the Property as more particularly described on Schedule 3 hereto (if any) and any future reciprocal easement or similar agreement affecting the Property entered into in accordance with the applicable terms and conditions hereof.

Section 3.16. PARKING MANAGEMENT.

(a) Borrower shall (i) promptly perform and observe all of the covenants required to be performed and observed by it under the agreement between Parking Manager and Borrower pursuant to which the parking manager of the parking areas of the Property (the “Parking Manager”) is employed to perform parking management services for the Property (the “Parking Management Agreement”) and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under the Parking Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower under the Parking Management Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower receives which indicates that Parking Manager is terminating the Parking Management Agreement or that Parking Manager is otherwise discontinuing its management of the paring areas of the Property; and (v) promptly enforce the performance and observance of all of the material covenants required to be performed and observed by Parking Manager under the Parking Management Agreement. Subject to the last sentence of this subsection, Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel the Parking Management Agreement or otherwise replace Parking Manager or enter into any other parking management agreement with respect to the Property; (ii) reduce or consent to the reduction of the term of the Parking Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Parking Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Parking Management Agreement in any material respect. In the event that Borrower replaces Parking Manager at any time during the term of Loan, such Parking Manager shall be a Qualified Parking Manager (defined below). Notwithstanding anything to the contrary contained herein or in the other Loan Documents, Lender’s receipt of a New Non-Consolidation Opinion shall be a condition precedent to any appointment of an Affiliated Manager (defined below) as Parking Manager for the Property. Borrower may terminate any Parking Manager without Lender’s consent, provided, that, Borrower provides Lender (A) ten (10) days prior written notice of such termination, (B) evidence that a Qualified Parking Manager has been engaged to manage the Property pursuant to a Replacement Parking Management Agreement (defined below) effective as of the date of termination of the terminated Parking Manager, (C) a duly executed copy of the Replacement Parking Management Agreement, (D) to the extent such replacement Parking Manager is an Affiliated Manager, a New Non-Consolidation Opinion and (E) evidence reasonably acceptable to Lender that either (I) no termination or similar fees are due in connection with the termination of the then current Parking Manager or (II) Borrower has sufficient sums to pay any such fees without adversely impacting the cash flow of the Property and/or Borrower ability to perform hereunder or under the other Loan Documents.

(b) During the existence of a Parking Manager Termination Event (defined below), Borrower shall, at Lender’s direction, immediately terminate the Parking Management Agreement and enter into a new parking management agreement reasonably acceptable to Lender with a parking management company reasonably acceptable to Lender, which such new parking management company must (i) be a Qualified Parking Manager, (ii) not be an affiliate of, or controlled by, Lender, and (iii) have not provided (nor agreed to provide) Lender (or its affiliates) with any compensation for being so named. In the event Lender directs Borrower to engage a professional third party parking manager or such parking manager is otherwise engaged in accordance with the terms and conditions hereof, then Borrower shall engage such a parking manager pursuant to an agreement reasonably acceptable to Lender, and Borrower and such parking manager shall execute an agreement acceptable to Lender conditionally assigning Borrower’s interest in such parking management agreement to Lender and subordinating parking manager’s right to receive fees and expenses under such agreement while the Debt remains outstanding (such replacement parking management agreement and such assignment and subordination thereof in favor of Lender, collectively, the “Replacement Parking Management Agreement”). In no event shall Lender or Borrower be liable for any termination, severance or other fees to Parking Manager or others resulting from any termination of any parking management agreement (including, without limitation the Parking Management Agreement).

(c) As used herein, (1) the term “Qualified Parking Manager” shall mean (I) American Assets, Inc. or Outrigger Enterprises, Inc. (unless such entity (A) is the entity being replaced as property manager or (B) has suffered a material adverse change in its general business standing or reputation from that as exists as of the date hereof (as reasonably determined by Lender)), or (II) a reputable and experienced professional management organization (a) which manages, together with its affiliates, at least 2,000,000 square feet of gross leasable parking area, exclusive of the Property and (b) approved by Lender, which approval may not unreasonably be withheld or delayed, and for which Lender shall have received written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization and (2) the term “Parking Manager Termination Event” shall be an event occurring upon (i) the occurrence of an Event of Default (which such Parking Manager Termination Event shall continue until Borrower’s cure, if applicable, of the applicable Event of Default and Lender’s acceptance of such cure (whether voluntarily or required by law), provided, that, so long as Parking Manager is one of the entities referenced in clause (I) of this paragraph, Lender shall provide notice to Borrower and Parking Manager of the applicable Event of Default and shall give Borrower an opportunity to cure such Event of Default within ten (10) days of such notice before such Event of Default will constitute a Parking Manager Termination Event), (ii) Parking Manager becoming insolvent or a debtor in a proceeding under any applicable Insolvency Laws (as defined in the Note), or (iii) the occurrence and continuance of a material default under the Parking Management Agreement by Parking Manager beyond any applicable grace, notice or cure periods.

Section 3.17. PRESERVATION SITE. With respect to the Preservation Site (defined below), Borrower hereby agrees that it will (i) (or will cause) all requirements of Applicable Law related thereto to be complied with, (ii) provide Lender with all material notices transmitted or received with respect thereto and (iii) upon request by Lender, provide Lender evidence reasonably acceptable to Lender that the requirements of Applicable Law related thereto have been satisfied.

Article 4. SPECIAL COVENANTS

Borrower covenants and agrees that:

Section 4.1. PROPERTY USE. The Property shall be used only as a retail shopping center and appurtenant and related uses typical of a property such as the Property allowed by the Property’s zoning classification and all agreements pertaining to the Property and for no other use without the prior written consent of Lender, which consent may be withheld in Lender’s reasonable discretion.

Section 4.2. ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Security Instrument and the other Loan Documents) to be a non exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Security Instrument, as requested by Lender in its reasonable discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, or other retirement arrangement, which is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(A)	Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3 101(b)(2);

(B)	Less than 25 percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R.§ 2510.3 101(f)(2); or

(C)	Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R § 2510.3 101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

Section 4.3. SINGLE PURPOSE ENTITY.

(a) Borrower has not and shall not:

(i) Own any asset or property other than (A) the Property, and (B) incidental personal property necessary for the ownership or operation of the Property.

(ii) Engage in any business other than the ownership, management and operation of the Property or fail to conduct and operate its business as presently conducted and operated.

(iii) Enter into any contract or agreement with any affiliate of Borrower, any constituent party of Borrower or any affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

(iv) Incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (C) financing leases and purchase money indebtedness incurred in the ordinary course of business relating to personal property on commercially reasonable terms and conditions; provided however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time three percent (3%) of the outstanding principal amount of the Debt. No Indebtedness other than the Debt may be secured (subordinate or pari passu) by the Property.

(v) Make any loans or advances to any third party (including any affiliate or constituent party) or acquire obligations or securities of its affiliates.

(vi) Fail to remain solvent or fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

(vii) Fail to do or cause to be done and will do all things necessary to observe organizational formalities and preserve its existence, or permit any constituent party to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower or such constituent party without the prior consent of Lender in any manner that (i) violates the single purpose covenants set forth in this Section, or (ii) amends, modifies or otherwise changes any provision thereof that by its terms cannot be modified at any time when the Loan is outstanding or by its terms cannot be modified without Lender’s consent.

(viii) Fail to maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party. Borrower’s assets have not been and will not be listed as assets on the financial statement of any other person or entity, provided, however, that Borrower’s assets may be included in a consolidated financial statement of its affiliates provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other person or entity and (B) such assets shall be listed on Borrower’s own separate balance sheet. Borrower will file its own tax returns (to the extent Borrower is required to file any such tax returns) and will not file a consolidated federal income tax return with any other person or entity. Borrower shall maintain its books, records, resolutions and agreements as official records.

(ix) Fail to be, or fail to hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Borrower or any constituent party of Borrower), fail to correct any known misunderstanding regarding its status as a separate entity, fail to conduct business in its own name, identify itself or any of its affiliates as a division or part of the other, fail to allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an affiliate) among the persons or entities sharing such expenses or fail to maintain and utilize separate stationery, invoices and checks bearing its own name.

(x) Fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(xi) Seek or effect the liquidation, dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of Borrower.

(xii) Commingle the funds and other assets of Borrower with those of any affiliate or constituent party or any other person or entity or fail to hold all of its assets in its own name. Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party or any other person or entity.

(xiii) Guarantee or become obligated for the debts of any other person or entity or hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other person or entity.

(xiv) Fail to conduct its business so that the assumptions made with respect to Borrower in that certain non-consolidation opinion delivered by Solomon Ward Seidenwurm & Smith, LLP in connection with the Loan (together with any subsequently delivered confirmations or amendments thereto or any subsequent substantive non-consolidation opinions, collectively, the “Non-Consolidation Opinion”) shall fail to be true and correct in all respects.

(xv) Permit any affiliate or constituent party independent access to its bank accounts (other than in accordance with the express terms and conditions of the Management Agreement or the Loan Documents).

(xvi) Fail to pay the salaries of its own employees (if any) from its own funds or fail to maintain a sufficient number of employees (if any) in light of its contemplated business operations.

(xvii) Fail to compensate each of its consultants and agents from its funds for services provided to it or fail to pay from its own assets all obligations of any kind incurred.

(xviii) Fail to observe all corporate, limited liability company or limited partnership (as applicable) required formalities.

(xix) Own any subsidiary, or make any investment in, any person or entity (other than WBW in connection with the Collateral).

(xx) If Borrower is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of 100% of the board of directors or managers of Borrower (if Borrower is an Acceptable Delaware LLC or a corporation) or each SPE Component Entity (defined below) (if Borrower is an entity other than an Acceptable Delaware LLC or a corporation), including, without limitation, each Independent Director (defined below) (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable Insolvency Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors (each of (a) through (d) above, a “Material Action”).

(b) If Borrower is a partnership or limited liability company (other than an Acceptable Delaware LLC), each general partner in the case of a general partnership, each general partner in the case of a limited partnership, or the managing member in the case of a limited liability company (each an “SPE Component Entity”) of Borrower, as applicable, shall be a corporation or an Acceptable Delaware LLC whose sole asset is its interest in Borrower. Each SPE Component Entity (i) will own at least a 0.5% direct equity interest in Borrower, (ii) will at all times comply with each of the covenants, terms and provisions contained in Section 4.3(a) above, to the extent applicable, as if such representation, warranty or covenant was made directly by such SPE Component Entity; (iii) will not engage in any business or activity other than owning an interest in Borrower; (iv) will not acquire or own any assets other than its partnership, membership, or other equity interest in Borrower; (v) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (vi) will cause Borrower to comply with the provisions of Section 4.3. Prior to the withdrawal or the disassociation of any SPE Component Entity from Borrower, Borrower shall immediately appoint a new general partner or managing member whose articles of incorporation are substantially similar to those of such SPE Component Entity and deliver a New Non-Consolidation Opinion to Lender and the Rating Agencies with respect to the new SPE Component Entity and its equity owners. Notwithstanding the foregoing, to the extent Borrower is a Delaware limited liability company whose organizational documents contain springing member provisions satisfying the requirements hereof and of the Delaware Limited Liability Company Act and are otherwise acceptable to Lender (an “Acceptable Delaware LLC”), so long as Borrower maintains such formation status, no SPE Component Entity shall be required.

(c) (i) The organizational documents of each SPE Component Entity (if any) or Borrower (to the extent Borrower is a Delaware single member limited liability company or a corporation) shall provide that at all times there shall be, and Borrower shall cause there to be, at least one duly appointed member of the board of directors or managers (an “Independent Director”) of such SPE Component Entity or Borrower (as applicable) reasonably satisfactory to Lender each of whom are not at the time of such individual’s initial appointment, and shall not have been at any time during the preceding five (5) years, and shall not be at any time while serving as a director of such SPE Component Entity or Borrower (as applicable), either (i) a shareholder (or other equity owner) of, or an officer, director, partner, manager, member (other than as a Special Member in the case of Acceptable Delaware LLC’s), employee, attorney or counsel of, Borrower, such SPE Component Entity or any of their respective shareholders, partners, members, subsidiaries or affiliates; (ii) a customer or creditor of, or supplier to, Borrower or any of its respective shareholders, partners, members, subsidiaries or affiliates who derives any of its purchases or revenue from its activities with Borrower or such SPE Component Entity or any affiliate of any of them; (iii) a Person who Controls (defined below) or is under common Control with any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer; or (iv) a member of the immediate family of any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer. Notwithstanding the foregoing, a person who serves as an independent director for affiliates of Borrower may serve as an Independent Director so long as (A) such person is appointed by a nationally recognized provider of independent directors (such as CT Corporation) or (B) such person derives less than 5% of their total annual income from their service as independent director for Borrower and each applicable affiliate of Borrower.

(ii) The organizational documents of each SPE Component Entity (if any) or Borrower (as applicable) shall provide that (A) the board of directors or board of managers of such SPE Component Entity or Borrower (as applicable) shall not take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires an unanimous vote of the board of directors or managers of such SPE Component Entity or Borrower (as applicable) unless at the time of such action there shall be at least one member of the board of directors or managers who is an Independent Director and (B) such SPE Component Entity or Borrower (as applicable) will not, without the unanimous written consent of its board of directors or managers including each Independent Director, on behalf of itself or Borrower, (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable Insolvency Laws; (ii) seek or consent to the appointment of a receiver, liquidator or any similar official; (iii) take any action that might cause such entity to become insolvent; or (iv) make an assignment for the benefit of creditors.

(d) (I) In the event Borrower or any SPE Component Entity is an Acceptable Delaware LLC, the limited liability company agreement of Borrower or such SPE Component Entity (as applicable) (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the sole member of Borrower or such SPE Component Entity (as applicable) (“Member”) to cease to be the member of Borrower or such SPE Component Entity (as applicable) (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower or such SPE Component Entity (as applicable) and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower or such SPE Component Entity (as applicable) in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of Borrower or such SPE Component Entity (as applicable) shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower or such SPE Component Entity (as applicable), automatically be admitted to Borrower or such SPE Component Entity (as applicable) (“Special Member”) and shall continue Borrower or such SPE Component Entity (as applicable) without dissolution and (ii) Special Member may not resign from Borrower or such SPE Component Entity (as applicable) or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower or such SPE Component Entity (as applicable) as Special Member in accordance with requirements of Delaware law and (B) such successor Special Member has also accepted its appointment as an Independent Director. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower or such SPE Component Entity (as applicable) upon the admission to Borrower or such SPE Component Entity (as applicable) of a substitute Member, (ii) Special Member shall be a member of Borrower or such SPE Component Entity (as applicable) that has no interest in the profits, losses and capital of Borrower or such SPE Component Entity (as applicable) and has no right to receive any distributions of Borrower or such SPE Component Entity (as applicable) assets, (iii) pursuant to Section 18-301 of the Delaware Limited Liability

Company Act (the “Act”), Special Member shall not be required to make any capital contributions to Borrower or such SPE Component Entity (as applicable) and shall not receive a limited liability company interest in Borrower or such SPE Component Entity (as applicable), (iv) Special Member, in its capacity as Special Member, may not bind Borrower or such SPE Component Entity (as applicable), (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower or such SPE Component Entity (as applicable), including, without limitation, the merger, consolidation or conversion of Borrower or such SPE Component Entity (as applicable); provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement, (vi) in order to implement the admission to Borrower or such SPE Component Entity (as applicable) of Special Member, Special Member shall execute a counterpart to the LLC Agreement and (vii) prior to its admission to Borrower or such SPE Component Entity (as applicable) as Special Member, Special Member shall not be a member of Borrower or such SPE Component Entity (as applicable).

(II) The LLC Agreement shall further provide that (i) upon the occurrence of any event that causes the Member to cease to be a member of Borrower or such SPE Component Entity (as applicable), to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower or such SPE Component Entity (as applicable), agree in writing (A) to continue Borrower or such SPE Component Entity (as applicable) and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower or such SPE Component Entity (as applicable), effective as of the occurrence of the event that terminated the continued membership of Member of Borrower or such SPE Component Entity (as applicable) in Borrower or such SPE Component Entity (as applicable), (ii) any action initiated by or brought against Member or Special Member under any applicable Insolvency Laws shall not cause Member or Special Member to cease to be a member of Borrower or such SPE Component Entity (as applicable) and upon the occurrence of such an event, the business of Borrower or such SPE Component Entity (as applicable) shall continue without dissolution and (iii) each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower or such SPE Component Entity (as applicable) upon the occurrence of any action initiated by or brought against Member or Special Member under any applicable Insolvency Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower or such SPE Component Entity (as applicable).

(e) Borrower shall not change or permit to be changed (i) Borrower’s name, (ii) Borrower’s identity (including its trade name or names), (iii) Borrower’s principal place of business set forth on the first page of this Security Instrument, (iv) the corporate, partnership or other organizational structure of Borrower, each SPE Component Entity (if any), or Guarantor, (v) Borrower’s state of organization, or (vi) Borrower’s organizational identification number, without in each case notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s or any SPE Component Entity’s structure, without first obtaining the prior written consent of Lender. In addition, Borrower shall not change or permit to be changed any organizational documents of Borrower or any SPE Component Entity (if any) if such change would adversely impact the covenants set forth in this Section 4.3. Borrower authorizes Lender to file any financing statement or financing statement amendment required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property. If Borrower does not now have an organizational identification number and later obtains one, or if the organizational identification number assigned to Borrower subsequently changes, Borrower shall promptly notify Lender of such organizational identification number or change.

(f) Notwithstanding anything to the contrary contained herein, upon written notice from Lender following the occurrence and during the continuance of an Additional Director Trigger Event (hereafter defined), Borrower shall amend its own (or any SPE Component Entity’s (as applicable)) organizational documents to require the appointment and maintenance of no less than two (2) Independent Directors for Borrower or such SPE Component Entity (as applicable) for the remaining term of the Loan. Thereafter and during the continuance of an Independent Director Trigger Event, any provision herein relating to any Independent Director shall be deemed to relate to both Independent Directors (for example (and by way of illustration only), any provision herein (i) requiring that an Independent Director be in place for any vote to be effective shall require that both Independent Directors be in place for such vote to be effective or (ii) requiring the vote of the Independent Director shall require the vote of both Independent Directors). Borrower shall cause its (or the applicable SPE Component Entity’s) organizational documents to be amended to be consistent with the foregoing. Borrower’s compliance with the foregoing shall be at Borrower’s sole cost and expense. Failure of Borrower to comply with this subsection (f) shall, at Lender’s option, constitute an immediate Event of Default. As used herein, the term “Additional Director Trigger Event” shall mean an event (i) occurring upon the Debt Service Coverage Ratio falling below 1.15 to 1.00 and (ii) ending upon the Debt Service Coverage Ratio being in excess of 1.15 to 1.00 for four (4) consecutive calendar quarters. For the purposes hereof, the Debt Service Coverage Ratio shall be calculated monthly as of the first day of each calendar month. Notwithstanding the foregoing, prior to a Securitization, the provisions hereof relating to the Additional Director Trigger Event shall only be deemed to be applicable after the first date the Property achieves a Debt Service Coverage Ratio equal to or greater than 1.15 to 1.00.

(g) Borrower hereby represents that WBW has complied with the single purpose, bankruptcy remote representations and covenants (the “WBW SPE Requirements”) contained in each of the Pledge Agreement and WBW’s Organizational Documents (as defined in the Pledge Agreement). Borrower shall cause WBW to comply with the WBW SPE Requirements and shall not permit WBW to take any Material Action without Lender’s prior written consent.

Section 4.4. RESTORATION AFTER CASUALTY/CONDEMNATION. In the event of a casualty or a taking by eminent domain, the following provisions shall apply in connection with the Restoration of the Property:

(a) If the Net Proceeds (defined below) shall be less than the Threshold Amount (defined below) and the costs of completing the Restoration shall be less than the Threshold Amount, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Subsection 4.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Security Instrument. As used herein, the term “Threshold Amount” shall mean (i) for any period that the Sponsorship Condition (defined below) remains satisfied, an amount equal to seven percent (7%) of the original aggregate principal amount of the Loan and (ii) for any period that the Sponsorship Condition is not satisfied, an amount equal to five percent (5%) of the original aggregate principal amount of the Loan. As used herein, the term “Sponsorship Condition” shall mean a condition which shall be deemed satisfied so long as Sponsor owns a 51% direct and/or indirect interest in Borrower and Controls Borrower.

(b) If the Net Proceeds are equal to or greater than the Threshold Amount or the costs of completing the Restoration is equal to or greater than the Threshold Amount, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Subsection 4.4(b); provided, that, with the exception of Section 4.4(b)(i), the following subsections of this Section 4.4(b) shall not be deemed to apply to any Net Proceeds to be disbursed pursuant to Section 4.4(a) above. The term “Net Proceeds” for purposes of this Section 4.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Subsection 3.3(a)(i), (iii), (iv) and (ix) of this Security Instrument as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same or (ii) the net amount of all awards and payments received by Lender with respect to a taking referenced in Section 3.6 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same, whichever the case may be.

(i) The Net Proceeds shall be made available to Borrower for the Restoration provided that each of the following conditions are met: (A) no Event of Default shall have occurred and be continuing under the Note, this Security Instrument or any of the other Loan Documents or an event which after the passage of time or the giving of notice would constitute an Event of Default; (B) Borrower shall deliver or cause to be delivered to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, reasonably satisfactory to Lender; (C) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable discretion to cover the cost of the Restoration; (D) Borrower shall deliver to Lender, at its expense, the proceeds of the insurance described in Subsection 3.3(a)(ii) hereof (which such proceeds shall be held and disbursed in accordance with Subsection 3.3(a)(ii) hereof); (E) Borrower shall commence the Restoration as soon as reasonably practicable and shall diligently pursue the same to satisfactory completion; (F) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note at the Applicable Interest Rate (as defined in the Note), which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Subsection 3.3(a)(ii), if applicable, or (3) by other funds of Borrower which are deposited with Lender prior to the commencement of the Restoration; (G) Lender shall be satisfied that, upon the completion of the Restoration and following a rent-up period from the time such Restoration is complete through the date which is three (3) months prior to the expiration of the rental loss insurance coverage maintained by Borrower pursuant to Section 3.3(a)(ii) above, the (1) fair market value of the Property, as reasonably determined by Lender, is equal to or greater than the fair market value of the Property immediately prior to the casualty or condemnation, and (2) gross cash flow and the net cash flow of the Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property, including, without limitation, a Debt Service Coverage Ratio of at least 1.00 to 1.00; (H) Lender shall be reasonably satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date (as defined in the Note), (2) one (1) year after the occurrence of such fire or other casualty or taking, whichever the case may be, or (3) such time as may be required under (I) the Property Documents and (II) applicable zoning laws, ordinances, rules or regulations in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable; (I) the Property and the use thereof after the Restoration will be in compliance with and permitted under (I) the Property Documents and (II) all applicable zoning laws, ordinances, rules and regulations; (J) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with (I) the Property Documents and (II) all applicable governmental laws, rules and regulations (including, without limitation, all applicable Environmental Laws (defined below)); (K) such fire or other casualty or taking, as applicable, does not result in a loss of access to the Property or the Improvements which will exist following Restoration; (L) (1) in the event the Net Proceeds are insurance proceeds, less than thirty-five percent (35%) of each of (i) fair market value of the Property as reasonably determined by Lender, and (ii) rentable area of the Property has been damaged, destroyed or rendered unusable as a result of a casualty or (2) in the event the Net Proceeds are condemnation proceeds, less than fifteen percent (15%) of each of (i) the fair market value of the Property as reasonably determined by Lender and (ii) rentable area of the Property is taken and such land is located along the perimeter or periphery of the Property; (M) the Required Leases (defined below) shall remain in full force and effect during and after the completion of the Restoration and (N) the Property Documents will remain in full force and effect during and after the Restoration and a Property Document Event shall not occur as a result of the applicable casualty, condemnation and/or Restoration. Lender agrees to use due diligence and good faith efforts to process its determination of Borrower’s compliance with the requirements of this Paragraph 4.4(b)(i) as promptly as possible, recognizing the need for a quick determination in order to avoid delay in Restoration of the Property. As used above, the term “Required Leases” shall mean Leases encumbering, in the aggregate, 65% of the rentable square footage at the Property.

(ii) The Net Proceeds shall be held by Lender, and until disbursed in accordance with the provisions of this Subsection 4.4(b), shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower on a monthly basis during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed to date (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialmen’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property (other than items being disputed by Borrower in accordance with Borrower’s contest rights contained in Section 3.12 hereof) arising out of the Restoration which have not either been fully bonded to the reasonable satisfaction of Lender and discharged of record or in the alternative fully insured to the reasonable satisfaction of Lender by the title company insuring the lien of this Security Instrument.

(iii) All plans and specifications required in connection with the Restoration shall be subject to prior reasonable review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior reasonable review and acceptance by Lender and the Casualty Consultant. All reasonable costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, the Casualty Consultant’s fees, shall be paid by Borrower. Lender shall not require Borrower to pay attorney’s fees and expenses in connection therewith unless such process involves unusual circumstances that cannot reasonably be handled by Lender (or its Servicer) in-house and which otherwise reasonably justify the need for counsel.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds under this Subsection 4.4(b) in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” as used in this Subsection 4.4(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that 50% of the required Restoration has been completed. There shall be no Casualty Retainage with respect to costs actually incurred by Borrower for work in place in completing the last 50% of the required Restoration. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b) and that all approvals necessary for the re occupancy and use of the Property have been obtained from all appropriate governmental and quasi governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage, provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender in an interest-bearing account before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.4(b) shall constitute additional security for the Obligations.

(vii) With respect to Restorations related to casualties, the excess, if any, of the Net Proceeds, and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Security Instrument or any of the other Loan Documents.

(c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 4.4(b)(vii) may, at Lender’s election, be retained and applied by Lender toward the payment of the principal balance of the Debt whether or not then due and payable, either in whole or in part, or disbursed to Borrower. If Lender shall receive and retain Net Proceeds, as permitted above, the lien of this Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt. Notwithstanding the foregoing, if Lender does not make the Net Proceeds available for Restoration, Lender shall allow Borrower to prepay the Debt in whole (but not in part) at par, without penalty or premium, provided, that, (A) such prepayment is made by Borrower by no later than the date which is sixty (60) days prior to the expiration of the rental loss insurance coverage maintained by Borrower pursuant to Section 3.3(a)(ii) above, (B) no Event of Default is continuing and (C) if such prepayment is made on a date other than a Monthly Payment Date, Borrower pays Lender, concurrently with such prepayment, a sum equal to the amount of interest which would have accrued on the Note if such prepayment had occurred on the next occurring Monthly Payment Date.

Article 5. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

Section 5.1. WARRANTY OF TITLE. Borrower has good title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same, and that Borrower possesses an unencumbered fee simple absolute in the Land and the Improvements, and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions (other than standard printed exceptions) shown in the title insurance policy insuring the lien of this Security Instrument (the “Permitted Exceptions”). Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever. Borrower hereby represents and warrants that none of the Permitted Exceptions will materially and adversely affect the ability of the Borrower to pay in full the Loan, the use of the Property for the use currently being made thereof, the operation of the Property or the value thereof.

Section 5.2. AUTHORITY. Borrower has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower’s part to be performed.

Section 5.3. LEGAL STATUS AND AUTHORITY. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the State where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Borrower now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Borrower under the Note, this Security Instrument and the other Loan Documents. Borrower’s exact legal name and Borrower’s organization identification number assigned by its state of formation, if any, is correctly set forth on the first page of this Security Instrument.

Section 5.4. VALIDITY OF DOCUMENTS. The execution, delivery and performance of the Note, this Security Instrument and the other Loan Documents and the borrowing evidenced by the Note (i) are within the corporate/partnership/limited liability company (as the case may be) power of Borrower; (ii) have been authorized by all requisite corporate/partnership/limited liability company (as the case may be) action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law, any order or judgment of any court or governmental authority, the articles of incorporation, by laws, partnership, trust or operating agreement, or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby).

Section 5.5. LITIGATION. There is no action, suit or proceeding (including any condemnation or similar proceeding), or any governmental investigation or any arbitration, in each case pending or, to the knowledge of Borrower, threatened against Borrower or the Property before any governmental or administrative body, agency or official which (i) challenges the validity of this Security Instrument, the Note or any of the other Loan Documents or the authority of Borrower to enter into this Security Instrument, the Note or any of the other Loan Documents or to perform the transactions contemplated hereby or thereby or (ii) if adversely determined would have a material adverse effect on the occupancy of the Property or the business, financial condition or results of operations of Borrower or the Property.

Section 5.6. STATUS OF PROPERTY. (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.3 hereof, if required under the terms of that Section.

(b) Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

(c) The Property and the present and contemplated use and occupancy thereof are in compliance in all material respects with all applicable zoning ordinances, building codes, land use and Environmental Laws and other similar laws. Borrower and the Property each comply in all material respects with Prescribed Laws.

(d) The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

(e) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all weather and are physically and legally open for use by the public.

(f) The Property is served by public water and sewer systems.

(g) The Property is free from damage caused by fire or other casualty.

(h) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

(i) Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants’ property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

(j) All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.

Section 5.7. NO FOREIGN PERSON. Borrower is not a “foreign person” within the meaning of Sections 1445(f)(3) of the Code and the related Treasury Department regulations, including temporary regulations.

Section 5.8. SEPARATE TAX LOT. Other than with respect to that portion of the Property demised pursuant to the FHB Sublease (the “FHB Space”), the Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof. The FHB Space is situated on Apartment A (as defined in the 2181 Condominium Documents) of the 2181 Condominium (the “FHB Tax Parcel”) which is itself a wholly independent tax lot, separate from any adjoining land or improvements not constituting a part of such lot, and no other land or improvements is assessed and taxed together with Apartment A or any portion thereof.

Section 5.9. ERISA COMPLIANCE. (a) As of the date hereof and throughout the term of this Security Instrument, (i) Borrower is not and will not be an “employee benefit plan” as defined in Section 3(3) of ERISA, or other retirement arrangement, which is subject to Title I of ERISA or Section 4975 of the Code, and (ii) the assets of Borrower do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code; and

(b) As of the date hereof and throughout the term of this Security Instrument (i) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

Section 5.10. LEASES. (a) Borrower is the sole owner of the entire lessor’s interest in the Leases; (b) the Leases are valid and enforceable; (c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified rent roll delivered to and approved by Lender; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (e) none of the Rents have been collected for more than one (1) month in advance (other than typical last month’s rent and security deposits); (f) the premises demised under the Leases have been completed for the tenants who have accepted and have taken possession of the same on a rent paying basis; (g) to Borrower’s Knowledge (defined below), there exist no offsets or defenses to the payment of any portion of the Rents; and (h) the number and type of parking spaces available at the Property as of the date hereof satisfy any applicable requirements relating thereto contained in the Leases. As used herein, “Borrower’s Knowledge” shall mean the actual knowledge of (i) Richard W. Gushman, II, (ii) Barbara Campbell, (iii) John Chamberlain and (iv) Mel Wilinsky.

Section 5.11. FINANCIAL CONDITION. (a) Borrower is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated, and (b) Borrower has received reasonably equivalent value for the granting of this Security Instrument. Borrower has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditors.

Section 5.12. BUSINESS PURPOSES. The loan evidenced by the Note is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

Section 5.13. TAXES. Borrower has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Borrower does not know of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

Section 5.14. MAILING ADDRESSES. Borrower’s mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct.

Section 5.15. NO CHANGE IN FACTS OR CIRCUMSTANCES. All information submitted to Lender in connection with any request by Borrower for the loan evidenced by the Note and/or any letter of application, preliminary commitment letter, final commitment letter or other application or letter of intent (including, but not limited to, all financial statements, rent rolls, reports and certificates) were accurate, complete and correct in all respects when delivered. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.

Section 5.16. DISCLOSURE. To the best of Borrower’s Knowledge, Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

Section 5.17. LETTER-OF-CREDIT RIGHTS. If Borrower is at any time a beneficiary under a letter of credit relating to the properties, rights, titles and interests referenced in Section 1.1 of this Security Instrument now or hereafter issued in favor of Borrower, Borrower shall promptly notify Lender thereof and, at the request and option of Lender, Borrower shall, pursuant to an agreement in form and substance satisfactory to Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit or (ii) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing in each case that upon an Event of Default, the proceeds of any drawing under the letter of credit are to be applied as provided in Section 11.2 of this Security Agreement.

Section 5.18. AUTHORIZATION TO FILE FINANCING STATEMENTS, POWER OF ATTORNEY. Borrower hereby authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements with or without the signature of Borrower as authorized by Applicable Law, as applicable to all or part of the fixtures or Personal Property. For purposes of such filings, Borrower agrees to furnish any information requested by Lender promptly upon request by Lender. Borrower also ratifies its authorization for Lender to have filed any like initial financing statements, amendments thereto and continuation statements, if filed prior to the date of this Security Instrument. Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent of Lender, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Borrower or in Borrower’s own name to execute in Borrower’s name any documents and otherwise to carry out the purposes of this Section, to the extent that Borrower authorization above is not sufficient. To the extent permitted by law, Borrower hereby ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be in the future by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable.

Section 5.19. EMBARGOED PERSONS. To the best of Borrower’s Knowledge, as of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Sponsor or Guarantor constitute (or will constitute) property of, or are (or will be) beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower, Sponsor and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Applicable Law or the Loan made by Lender is in violation of Applicable Law (“Embargoed Person”); (b) no Embargoed Person has (or will have) any interest of any nature whatsoever in Borrower, Sponsor or Guarantor, as applicable, with the result that the investment in Borrower, Sponsor and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Applicable Law or the Loan is in violation of Applicable Law; and (c) none of the funds of Borrower, Sponsor or Guarantor, as applicable, have been (or will be) derived from any unlawful activity with the result that the investment in Borrower, Sponsor and/or Guarantor, as applicable (whether directly or indirectly), is prohibited by Applicable Law or the Loan is in violation of Applicable Law.

Section 5.20. PATRIOT ACT. All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001 (collectively referred to in this Section only as the “Patriot Act”) and are incorporated into this Section. Borrower hereby represents and warrants that Borrower, Sponsor and Guarantor and each and every person affiliated with Borrower, Sponsor and/or Guarantor or that to Borrower’s knowledge has an economic interest in Borrower, or, to Borrower’s knowledge, that has or will have an interest in the transaction contemplated by this Agreement or in the Property or will participate, in any manner whatsoever, in the Loan, is: (i) not a “blocked” person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (as used in this Section only, the “Annex”); (ii) in full compliance with the requirements of the Patriot Act and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (as used in this Section only, “OFAC”); (iii) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Act and available to Lender for Lender’s review and inspection during normal business hours and upon reasonable prior notice; (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not listed as a Specially Designated Terrorist or as a “blocked” person on any lists maintained by the OFAC pursuant to the Patriot

Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (vi) not a person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (vii) not owned or controlled by or now acting and or will in the future act for or on behalf of any person named in the Annex or any other list promulgated under the Patriot Act or any other person who has been determined to be subject to the prohibitions contained in the Patriot Act. Borrower covenants and agrees that in the event Borrower receives any notice that Borrower, Sponsor or Guarantor (or any of their respective beneficial owners, affiliates or participants) become listed on the Annex or any other list promulgated under the Patriot Act or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender. It shall be an Event of Default hereunder if Borrower, Guarantor, Sponsor or any other party to any Loan Document becomes listed on any list promulgated under the Patriot Act or is indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

Section 5.21. REA REPRESENTATIONS. Each REA is in full force and effect and neither Borrower nor, to Borrower’s knowledge, any other party to any REA, is in default thereunder, and to the best of Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. Except as set forth on Schedule 3 hereto, no REA has been modified, amended or supplemented.

Section 5.22. BROKER. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Security Instrument.

Section 5.23. HOCOH AGREEMENT. The “Hocoh Agreement” as defined in each of the FHB Lease and FHB Sublease has expired and is of no further force or effect.

Section 5.24. PRESERVATION SITE. With respect to that certain portion of the Property designated a “preservation site” under Applicable Law due to the human remains uncovered therein (the “Preservation Site”), Borrower hereby represents and warrants that (i) upon the initial discovery thereof and at all times subsequent thereto, all actions required under Applicable Law with respect to the Preservation Site have been taken, (ii) all required governmental filings, approvals and consents related to the Preservation Site have been made and granted and (iii) the Property and the Preservation Site are both in compliance with all Applicable Laws related thereto.

Article 6. OBLIGATIONS AND RELIANCES

Section 6.1. RELATIONSHIP OF BORROWER AND LENDER. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 6.2. NO RELIANCE ON LENDER. The general partners, shareholders, members, principals or other beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

Section 6.3. NO LENDER OBLIGATIONS. (a) Notwithstanding any of the provisions of this Security Instrument (including, but not limited to, the provisions of Subsections 1.1(f) and (l), or Section 1.2 or Section 3.7), Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Note or the other Loan Documents, including without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 6.4. RELIANCE. Borrower recognizes and acknowledges that in accepting the Note, this Security Instrument and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article 5 without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in accepting the Note, this Security Instrument and the other Loan Documents; and that Lender would not be willing to make the loan evidenced by the Note, this Security Instrument and the other Loan Documents and accept this Security Instrument in the absence of the warranties and representations as set forth in Article 5.

Article 7. FURTHER ASSURANCES

Section 7.1. RECORDING OF SECURITY INSTRUMENT, ETC. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all reasonable expenses (the “Expenses”) incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the other Loan Documents, any note or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law to do so.

Section 7.2. FURTHER ACTS, ETC. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 7.2.

Section 7.3. CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS. (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable.

(b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

(c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

Section 7.4. ESTOPPEL CERTIFICATES. (a) After request by Lender, Borrower, within ten (10) Business Days, shall furnish Lender or any proposed assignee or Investor (as defined in Section 19.1) with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Loan, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, to Borrower’s Knowledge, there exist no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note or the Security Instrument, (vii) that the Note and this Security Instrument are valid, legal and binding obligations (except as may be limited by (A) bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and (B) general principles of equity) and have not been modified or if modified, giving particulars of such modification, (viii) whether, to Borrower’s Knowledge, any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect, (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to Borrower’s Knowledge, any of the lessees under the Leases are in default under the Leases, and, if any of the aforesaid lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other factual matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

(b) Borrower shall use its commercially reasonable good faith efforts to deliver to Lender, promptly upon request (provided such request is not made more than once in any calendar year other than any request by Lender made in connection with the securitization of the Loan or following an Event of Default), duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may require, including but not limited to attestations that each Lease covered thereby is in full force and effect (and to the best of lessee’s knowledge) with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

(c) Lender, by its acceptance of this Security Instrument, agrees to deliver to Borrower promptly upon Borrower’s request therefor (provided such request is not made more than twice in any calendar year) a written statement setting forth the unpaid principal amount of the Note, the accrued and unpaid interest thereon, the date on which an installment of interest and/or principal were last paid thereunder and whether there are any Events of Default which currently exist and are actually known to Lender.

(d) Borrower shall use its commercially reasonable best efforts to deliver to Lender, promptly upon request (provided such request is not made more than once in any calendar year other than any request by Lender made in connection with the securitization of the Loan or following an Event of Default), duly executed estoppel certificates from any one or more parties to the Property Documents as reasonably required by Lender attesting to such facts regarding the Property Documents as Lender may reasonably require.

Section 7.5. FLOOD INSURANCE. After Lender’s request, Borrower shall deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated “special flood hazard area.” or, if any of the Improvements are located within any such area Borrower will obtain and maintain the insurance required prescribed in Section 3.3 hereof, if required under the terms of that section.

Section 7.6. SPLITTING OF SECURITY INSTRUMENT. This Security Instrument and the Note shall, at any time following during the continuance of an Event of Default, at the sole election of Lender, be split or divided into two or more notes and two or more security instruments, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Borrower, upon written request of Lender and at Lender’s sole cost and expense, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Lender and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of this Security Instrument, and containing terms, provisions and clauses similar to those contained herein and in the Note, and such other documents and instruments as may be reasonably required by Lender. Borrower’s obligations hereunder are conditioned upon Lender’s agreement, as evidenced by its acceptance hereof, that such splitting or division shall not result in any decrease of any rights of Borrower or any Indemnitor (as defined in the Indemnity Agreement (defined below)) hereunder or under any other Loan Document or any additional cost or potential liability to Borrower or any Indemnitor that exceeds that which exists hereunder prior to such splitting or division.

Section 7.7. REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record: (i) with respect to any Loan Document other than the Note, Borrower will issue, in lieu thereof, a replacement of such other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Loan Document in the same principal amount thereof and otherwise of like tenor and (ii) with respect to the Note, (a) Borrower will execute a reaffirmation of the portion of the Debt as evidenced by the Note acknowledging that Lender has informed Borrower that the Note was lost, stolen destroyed or mutilated and that such portion of the Debt continues to be an obligation and liability of the Borrower as set forth in the Note, a copy of which shall be attached to such reaffirmation or (b) if requested by Lender, Borrower will execute a replacement note, provided, that Lender or Lender’s custodian (at Lender’s option) shall provide to Borrower Lender’s (or Lender’s custodian’s) then standard form of lost note affidavit and indemnity, which such form shall be reasonably acceptable to Borrower.

Article 8. DUE ON SALE/ENCUMBRANCE

Section 8.1. LENDER RELIANCE. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the loan secured hereby, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.

Section 8.2. NO SALE/ENCUMBRANCE.

(a) Except as provided in this Security Instrument, Borrower shall not cause or permit a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein nor permit a Sale or Pledge of an interest in any Restricted Party (in each case, a “Prohibited Transfer”), other than pursuant to Leases of space at the Property to tenants in accordance with the applicable provisions hereof, without the prior written consent of Lender.

(b) A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder; (iii) a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to (A) any Leases or any Rents or (B) the Property Documents; (iv) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (v) any action for partition of the Property (or any portion thereof or interest therein) or any similar action instituted or prosecuted by any Borrower, as a tenant-in-common, or by any other person or entity, pursuant to any contractual agreement or other instrument or under Applicable Law (including, without limitation, common law) and/or any other action instituted by (or at the behest of) Borrower or its affiliates or consented to or acquiesced in by Borrower or its affiliates which results in a Property Document Event; (vi) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; (vii) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (viii) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (ix) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager) other than in accordance with the applicable terms and conditions hereof.

Section 8.3. PERMITTED EQUITY TRANSFERS. Notwithstanding anything to the contrary contained in this Article 8, the following transfers shall not be Prohibited Transfers and shall be permitted without Lender’s consent: (a) a transfer (but not a pledge) by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party, (b) the transfer (but not the pledge), in one or a series of transactions, of the stock, partnership interests or membership interests (as the case may be) in a Restricted Party, (c) in addition to the transfers permitted by clause (b), any other transaction involving the direct and/or indirect equity interests in a Restricted Party (other than a pledge) that would fit within the definition of Prohibited Transfer (including, without limitation, a transaction of the type described in clauses (iv), (vi), (vii) or (viii) of Section 8.2(b) hereof) constituting a transfer of less than 10% of the direct and/or indirect equity ownership of any Borrower, Guarantor, Sponsor any SPE Component Entity and/or Affiliated Manager and (d) the sale, transfer or issuance of shares of common stock in any Restricted Party that is a publicly traded entity, provided such shares of common stock are listed on the New York Stock Exchange or another nationally recognized stock exchange; provided, that, with respect to the transfers listed in clauses (a), (b) or (c) above, each of the following are complied with in connection with any such transfer: (A) Lender shall receive not less than five (5) days prior written notice thereof, (B) no such transfers shall result in a change in Control of Sponsor or Affiliated Manager (provided, however, a “change in Control” of Sponsor or Affiliated Manager shall not be deemed to have occurred for the purposes of this subsection (B) if any one of the persons or entities comprising the definition of “Sponsor” contained herein succeeds to the interest of the then current Sponsor and such successor Sponsor Controls the Affiliated Manager), (C) after giving effect to such transfers, Sponsor shall (I) own at least a 51% direct or indirect equity interest in each of Borrower and any SPE Component Entity, (II) Control Borrower and any SPE Component Entity and (III) control the day-to-day operation of the Property, (D) after giving effect to such transfers, the Property shall continue to be managed by Affiliated Manager or a Qualified Manager, (E) in the case of the transfer of any direct or indirect equity ownership interests in Borrower or in any SPE Component Entity, the relevant provisions of Sections 4.2, 4.3 and 5.9 hereof shall continue to be complied with after giving effect to such transfers, (F) in the case of (1) the transfer of the management of the Property to a new Affiliated Manager in accordance with the applicable terms and conditions hereof, or (2) the transfer (in one or in a series of transactions) in excess of 49% (in the aggregate) of any equity ownership interests (I) directly in Borrower or in any SPE Component Entity, or (II) in any Restricted Party whose sole asset is a direct or indirect equity ownership interest in Borrower or in any SPE Component Entity, Lender shall receive a substantive non-consolidation opinion, which such opinion shall be provided by outside counsel acceptable to Lender and the Rating Agencies and shall otherwise be in form, scope and substance reasonably acceptable to Lender and acceptable to the Rating Agencies (such opinion, the “New Non-Consolidation Opinion”) addressing the relevant transfer and (G) such transfers shall not cause a Property Document Event.

Section 8.4. PERMITTED PROPERTY TRANSFERS (ASSUMPTION). Notwithstanding anything to the contrary contained in this Article 8 and in addition to the transfers permitted under Section 8.3, the following transfers shall not be Prohibited Transfers and Lender’s consent to the first four (4) other transfers of the Property (at any time after the first (1st) anniversary of the closing of the Loan or at any time prior to such date if Lender determines that such assignment or transfer will not hinder, delay or prevent Lender from completing a Secondary Market Transaction (as defined in Section 19.3)) shall not be withheld; provided, that, in each case, Lender receives sixty (60) days prior written notice of each such transfer hereunder and no Event of Default has occurred and is continuing, and further provided that, the following additional requirements are satisfied:

(a) With respect to the (i) first such transfer, Borrower shall not be required to pay Lender any transfer fee other than the out-of-pocket costs referenced in Section 8.4(b), below, (ii) second such transfer, Borrower shall pay Lender a transfer fee equal to 0.25% of the outstanding principal balance of the Loan at the time of such transfer, (iii) third such transfer, Borrower shall pay Lender a transfer fee equal to 0.75% of the outstanding principal balance of the Loan at the time of such transfer and (iv) fourth such transfer, Borrower shall pay Lender a transfer fee equal to 1.0% of the outstanding principal balance of the Loan at the time of such transfer;

(b) Borrower shall pay any and all reasonable out-of-pocket costs incurred in connection with each transfer of the Property (including, without limitation, Lender’s reasonable counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Rating Agencies pursuant to clause (j) below);

(c) The proposed transferee (the “Transferee”) or Transferee’s Principals (hereinafter defined) must have demonstrated expertise in owning and operating properties similar in location, size and operation to the Property, which expertise shall be reasonably determined by Lender; provided, however, in the event that any Sponsor owns 51% or more of Transferee and Controls Transferee and provided there has been no material adverse change in the general business standings or credit of such Sponsor from that which exists as of the date hereof, this subsection (c) shall be deemed satisfied (each of the aforesaid conditions, collectively, the “Sponsor Conditions” and any transfer of the Property to such Transferee, an “Sponsor Transfer”). The term “Transferee’s Principals” shall include Transferee’s (A) managing members, general partners or Controlling shareholders and (B) such other members, partners or shareholders which directly or indirectly shall own a 15% or greater interest in Transferee;

(d) Transferee’s Principals shall, as of the date of such transfer, have an aggregate net worth and liquidity reasonably acceptable to Lender; provided, however, to the extent the Sponsor Conditions have been satisfied, this subsection (d) shall also be deemed satisfied;

(e) Transferee, Transferee’s Principals and all other entities which may be owned or controlled directly or indirectly by Transferee’s Principals (“Related Entities”) must not have been a party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of the proposed transfer of the Property;

(f) Transferee shall assume all of the obligations of Borrower under the Loan Documents in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance reasonably satisfactory to Lender (but which does not materially adversely affect the rights of the Borrower under this Security Instrument, the Note, or any of the other instruments and documents relating to the Loan);

(g) There shall be no material litigation or regulatory action pending or threatened against, as applicable, Transferee, Transferee’s Principals or Related Entities which is not reasonably acceptable to Lender;

(h) Transferee’s Principals and Related Entities shall not have defaulted (beyond applicable notice and cure periods) under its or their obligations with respect to any other indebtedness in a manner which is not reasonably acceptable to Lender;

(i) Transferee must be able to satisfy all the representations and covenants set forth in Section 4.3 hereof, and both Transferee and Transferee’s Principals must be able to satisfy all the representations and covenants set forth in Sections 4.2, 4.3 and 5.9 hereof, no Event of Default or event which, with the giving of notice, passage of time or both, shall constitute an

Event of Default, shall otherwise occur as a result of such transfer, and Transferee and Transferee’s Principals shall deliver (A) all organizational documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender, and (B) all certificates, agreements and covenants reasonably required by Lender (including, without limitation, hazard insurance endorsements or certificates or other similar evidence that the Policies required hereunder have been obtained or maintained, as applicable);

(j) At Lender’s option, Transferee shall be approved by the Rating Agencies selected by Lender; provided, however, to the extent that the Sponsor Conditions have been satisfied, this subsection (j) shall be deemed satisfied;

(k) Transferee shall furnish to Lender (I) a New Non-Consolidation Opinion and (II) an opinion of counsel reasonably satisfactory to Lender and its counsel (A) that the assumption of the Debt has been duly authorized, executed and delivered, and that the Note, this Security Instrument, the assumption agreement and the other Loan Documents are valid, binding and enforceable against Transferee in accordance with their terms, and (B) that Transferee and any entity which is a controlling stockholder, member or general partner of Transferee have been duly organized, and are in existence and good standing;

(l) Borrower shall deliver, at its sole cost and expense, an endorsement to the existing title policy insuring the Security Instrument, as modified by the assumption agreement, as a valid first lien on the Property and naming the Transferee as owner of the Property, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or liens other than those contained in the title policy issued on the date hereof. Immediately upon a transfer of the Property to such Transferee and the satisfaction of all of the above requirements, the named Borrower herein shall be released from all liability under this Security Instrument, the Note and the other Loan Documents accruing after such transfer, and the Indemnitor under that certain Indemnity Agreement in favor of Lender relating hereto (the “Indemnity Agreement”), dated of even date herewith, shall be released from its obligations and liabilities thereunder accruing after such transfer provided that a new indemnitor approved by Lender, which approval shall be granted or withheld pursuant to Lender’s customary underwriting procedures, enters into and delivers to Lender a new indemnity agreement in the form and content of the Indemnity Agreement. The foregoing release shall be effective upon the date of such transfer, but Lender agrees to provide written evidence thereof reasonably requested by Borrower;

(m) Lender shall have received evidence reasonably acceptable to Lender that a Property Document Event will not occur as a result of the proposed transfer; and

(n) Borrower’s obligations under the contract of sale pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section.

Any transfer made pursuant to and in accordance with the terms and provisions of this Section 8.4 shall not be deemed to be a Prohibited Transfer. A consent by Lender with respect to a transfer of the Property in its entirety to, and the related assumption of the Loan by, a Transferee pursuant to this Section shall not be construed to be a waiver of the right of Lender to consent to any subsequent transfer of the Property.

Section 8.5. LENDER’S RIGHTS. Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and an assumption of the Note and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) receipt of payment of a transfer fee equal to one percent (1%) of the outstanding principal balance of the Loan and all of Lender’s expenses incurred in connection with such Prohibited Transfer, (c) receipt of written confirmation from the Rating Agencies (a “Rating Agency Confirmation”) that the Prohibited Transfer will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, (d) the proposed transferee’s continued compliance with the covenants set forth in this Security Instrument (including, without limitation, the covenants in Sections 4.2 , 4.3 and 5.9) and the other Loan Documents, (e) a new manager for the Property and a new management agreement satisfactory to Lender, and (f) the satisfaction of such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender. All reasonable expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer made without Lender’s consent. This provision shall apply to each and every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer.

Section 8.6. DEFINITIONS. As used in this Article 8 (and elsewhere in this Security Instrument), the following terms shall have the following meanings:

(a) “AAI Party” shall mean any one or more of (i) American Assets, Inc., (ii) Ernest Rady or (iii) a Rady Family Entity

(b) “Affiliated Manager” shall mean any managing agent of the Property in which Borrower, Guarantor, Sponsor, any SPE Component Entity or any affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest.

(c) “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of an entity, whether through ownership of voting securities, by contract or otherwise.

(d) “Guarantor” shall mean American Assets, Inc. and Outrigger Enterprises, Inc.

(e) “Property Documents” shall mean (individually or collectively as the context requires) the FHB Lease, the FHB Sublease, each REA and the Condominium Documents.

(f) “Property Document Event” shall mean any event which would, directly or indirectly, cause a termination right under the Property Documents, right of first refusal under the Property Documents, first offer under the Property Documents or any other similar right under the Property Documents, cause any termination fees to be due under the Property

Documents or would cause a Material Adverse Effect to occur under the Property Documents; provided, however, any of the foregoing shall not be deemed a Property Document Event to the extent Lender’s prior written consent is obtained with respect to the same.

(g) “Rady Family Entity” shall mean an entity (i) in which Ernest S. Rady or a spouse, siblings, children or grandchildren, nieces, nephews or cousins of Ernest S. Rady or trusts for the benefit of any such persons or any combination of such individuals and/or trusts (collectively, the “Rady Family Group”) own at least a 51% direct or indirect equity interest, and (ii) which is Controlled by one or more members of the Rady Family Group having commercial real estate experience at least comparable to that of the current management of American Assets, Inc.

(h) “Restricted Party” shall mean Borrower, Guarantor, Sponsor, any SPE Component Entity, any Affiliated Manager, or any shareholder, partner, member, non-member manager or any direct or indirect legal or beneficial owner of any of the foregoing.

(i) “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

(j) “Sponsor” shall mean (i) Outrigger Enterprises, Inc. or (ii) an AAI Party. For purposes of clarification, (I) any entity comprising the defined term “Sponsor” above shall not be deemed to be the “Sponsor” hereunder unless a state of facts exists that would require such entity to be the “Sponsor” hereunder in order to satisfy the conditions set forth in Sections 8.3(B) and 8.3(C) above, to the extent applicable in the particular context in which the term “Sponsor” is being used and (II) no transfer fee shall be payable in connection with an equity ownership transfer consummated under Section 8.3 hereof.

Section 8.7. EASEMENT AGREEMENTS. By acceptance hereof, Lender agrees that it shall execute and subordinate this Security Instrument and the other Loan Documents to (and Borrower shall be permitted to enter into without Lender’s consent) reasonable easements, restrictions, covenants, reservations and rights of way in the ordinary course of Borrower’s business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes (including, without limitation, easements for fire exiting purposes, traffic and pedestrian circulation, landscaping and easements to governmental entities for road widening and corner roundings); provided, that, in each case or taken as a whole, the same do not have a Material Adverse Effect.

Article 9. PREPAYMENT

Section 9.1. PREPAYMENT. The Debt may be prepaid only in strict accordance with the express terms and conditions of the Note and this Security Instrument including the payment (if applicable) of any prepayment consideration or premium due under the Note (whether due prior to or after the occurrence of an Event of Default).

Article 10. DEFAULT

Section 10.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a) (i) any Monthly Payment (as defined in the Note) is not paid within five (5) days of the date when due, (ii) any other portion of the Debt is not paid within five (5) days of the date when due or (iii) the entire Debt is not paid on or before the Maturity Date; provided, however, Borrower shall not be in default so long as there is sufficient money in the Cash Management Account for payment of all amounts then due and payable (including any deposits into Reserve Accounts (as such term is defined in that certain Reserve Agreement by and among Borrower and Lender executed in connection with the Loan (the “Reserve Agreement”))), Lender’s access to such money has not been constrained or constricted in any manner and no other Event of Default has occurred and is continuing;

(b) if any of the Taxes or Other Charges are not paid within ten (10) days following the date the same is due and payable except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument;

(c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender within ten (10) days of Lender’s request;

(d) if the Property is subject to actual waste;

(e) if Borrower violates or does not comply with any of the provisions of Sections 3.7 (and does not cure such failure within ten days of written notice) or 4.3 or Articles 8, 12 or 13;

(f) if any representation or warranty of Borrower or any person guaranteeing payment of the Debt or any portion thereof or performance by Borrower of any of the terms of this Security Instrument (including, without limitation, Guarantor) or any general partner, managing member, principal or beneficial owner of any of the foregoing, made herein or any guaranty or indemnity, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

(g) if (i) Borrower or any general partner or managing member of Borrower or any SPE Component Entity shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower or any general partner or managing member of Borrower or any SPE Component Entity shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower or any general partner or managing member of Borrower or any SPE Component Entity any case, proceeding or other action of a nature referred to in clause (i) above which (A)

results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iii) there shall be commenced against Borrower or any general partner or managing member of Borrower or any SPE Component Entity any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (iv) Borrower or any general partner or managing member of Borrower or any SPE Component Entity shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower or any general partner of Borrower or any SPE Component Entity shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(h) if Borrower shall be in default under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to this Security Instrument;

(i) subject to Borrower’s contest rights contained in Section 3.12 hereof, if the Property becomes subject to any mechanic’s, materialman’s or other lien (other than a lien for local real estate taxes and assessments not then due and payable) and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of ninety (90) days;

(j) if any federal tax lien is filed against Borrower, any general partner or managing member of Borrower, or the Property and same is not discharged of record within ninety (90) days after same is filed;

(k) if Borrower fails to cure any violations of Applicable Laws within ninety (90) days, of first having received notice thereof;

(l) if (i) Borrower fails to timely provide Lender with the written certification and evidence referred to in Section 4.2 hereof, or (ii) Borrower consummates a transaction which would cause the Security Instrument or Lender’s exercise of its rights under this Security Instrument, the Note or the other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a state statute regulating governmental plans, subjecting Lender to liability for a violation of ERISA or a state statute;

(m) if Borrower shall fail to reimburse Lender within ten (10) days of written demand, with interest calculated at the Default Rate (defined below), for all Insurance Premiums or Taxes, together with interest and penalties imposed thereon, paid by Lender pursuant to this Security Instrument (other than amounts paid by Lender from the Escrow Fund prior to the continuance of an Event of Default);

(n) if Borrower shall fail to timely deliver to Lender an estoppel certificate pursuant to the terms of Subsections 7.4(a) and does not cure such failure within ten (10) days of written notice;

(o) if Borrower shall fail to timely deliver to Lender, after request by Lender, the statements referred to in Section 3.11 in accordance with the terms thereof and does not cure such failure within ten (10) days of written notice;

(p) if any default occurs in the performance of any guarantor’s or indemnitor’s (including, without limitation, Guarantor’s) obligations under any guaranty or indemnity executed in connection herewith (including, without limitation, the Indemnity Agreement) and such default continues after the expiration of applicable grace periods set forth in such guaranty or indemnity, or if any representation or warranty of any guarantor or indemnitor thereunder shall be false or misleading in any material respect when made;

(q) if (A) Borrower shall fail in the payment of any rent, additional rent or other charge mentioned in or made payable by the FHB Sublease as and when such rent or other charge is payable (unless waived by FHB SL), (B) there shall occur any default (beyond any applicable notice and/or cure period) by Borrower under the FHB Sublease, in the observance or performance of any term, covenant or condition of the FHB Sublease on the part of Borrower to be observed or performed, (C) if any one or more of the events referred to in the FHB Sublease shall occur which would cause the FHB Sublease to terminate without notice or action by FHB SL or which would entitle FHB SL to terminate the FHB Sublease and the term thereof by giving notice to Borrower (unless waived by FHB SL), (D) if the leasehold estate created by the FHB Sublease shall be surrendered or the FHB Sublease shall be terminated or canceled for any reason or under any circumstances whatsoever or (E) if any of the terms, covenants or conditions of the FHB Sublease shall in any manner be modified, changed, supplemented, altered, or amended without the consent of Lender except as otherwise permitted by this Agreement;

(r) if (i) Borrower defaults under the Property Documents beyond the expiration of applicable notice and grace periods, if any, thereunder, (ii) any of the Property Documents are amended, supplemented, replaced, restated or otherwise modified without Lender’s prior written consent or if Borrower consents to a transfer of any party’s interest thereunder without Lender’s prior written consent, (iii) any Property Document is canceled, terminated, surrendered or expires pursuant to its terms, unless in such case Borrower enters into a replacement thereof in accordance with the applicable terms and provisions hereof or (iv) a Property Document Event occurs (provided, however, with respect to the events described in subsections (i) through (iv) above, any such events shall not constitute an Event of Default hereunder to the extent that (A) the same is curable by Borrower and (B) Borrower cures the same within the earlier of (I) the timeframe required prior to the period in which any such event would no longer be curable or (II) thirty (30) days after Borrower’s receipt of notice thereof);

(s) if for more than thirty (30) days after notice from Lender, Borrower shall continue to be in default under any other term, covenant or condition of the Note, this Security Instrument or the other Loan Documents in the case of any default which can be cured by the payment of a sum of money or for sixty (60) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such sixty (60) day period and Borrower shall have commenced to cure such default within such sixty (60) day period and thereafter diligently and expeditiously proceeds to cure the same, such sixty (60) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred twenty (120) days; or

(t) a default beyond applicable notice or cure periods (if any) shall occur under any other Loan Documents.

Section 10.2. LATE PAYMENT CHARGE. If any monthly installment of principal or interest is not paid on the date on which it was due, Borrower shall pay to Lender upon demand an amount equal to the lesser of 2.5% of such unpaid portion of the outstanding monthly installment of principal or interest then due or the maximum amount permitted by Applicable Law, to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by this Security Instrument and the other Loan Documents.

Section 10.3. DEFAULT INTEREST. Borrower will pay, from the date of an Event of Default through the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full, interest on the unpaid principal balance of the Note at a per annum rate equal to the lesser of (a) four percent (4%) plus the Applicable Interest Rate (as defined in the Note), and (b) the maximum interest rate which Borrower may by law pay or Lender may charge and collect (the “Default Rate”). Notwithstanding the foregoing, in the event Borrower becomes liable for interest at the Default Rate under this Section 10.3 (such interest, the “Default Interest”) due to the occurrence of a Qualifying Non-Monetary Default (as defined in the Note), Borrower shall only be liable for such Default Interest for a period not to exceed six (6) months unless (i) Lender actively pursues a foreclosure action (or non-judicial foreclosure) as a result of such Qualifying Non-Monetary Default (in which case, Borrower shall be liable for Default Interest for a period equal to (I) the duration of Lender’s pursuit of the remedies described above plus (II) the first six (6) months following the occurrence of the applicable Qualifying Non-Monetary Default (less any portion of such six (6) month period occurring after Lender’s commencement of its pursuit of the remedies described above)) or (ii) a monetary Event of Default shall at any time exist (in which case, Borrower shall be liable for Default Interest from the date of the occurrence of the applicable Qualifying Non-Monetary Default).

Article 11. RIGHTS AND REMEDIES

Section 11.1. REMEDIES. Except as limited hereby or by the other Loan Documents, upon the occurrence of any Event of Default, Borrower agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender: (a) declare the entire unpaid Debt to be immediately due and payable; (b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner; (c) with or without entry, to the extent permitted and pursuant to the procedures provided by Applicable Law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority; (d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law; (e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the other Loan Documents; (f) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents; (g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower or of any person, firm or other entity liable for the payment of the Debt (provided, that, any such receivership shall only be permitted to take effect following a Foreclosure Trigger); (h) following a Foreclosure Trigger, Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and, subject to the Cash Management Agreement, receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower, following a Foreclosure Trigger, to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) following a Foreclosure Trigger, apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees; (i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Borrower; (j) apply any sums then deposited in the Escrow Fund, the Reserve Accounts and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any other Loan Document to the payment of the following items in any order in its discretion: (i) Taxes and Other Charges; (ii) Insurance Premiums; (iii) any other items or expenses for which such Reserve or escrow was established; or (iv) following a Foreclosure Trigger, (A) interest on the unpaid principal balance of the Note, (B) the unpaid principal balance of the Note; or (C) all other sums payable pursuant to the Note, this Security Instrument and the other Loan Documents, including without limitation advances made by Lender pursuant to the terms of this Security Instrument; (k) after a Foreclosure Trigger and prior to Borrower’s cure, if applicable, of the Event of Default giving rise thereto and Lender’s acceptance of such cure (whether voluntarily or required by law) surrender the Policies maintained pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney in fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such Insurance Premiums; (l) pursue such other remedies as Lender may have under Applicable Law (provided, that, such remedies are consistent with the restrictions contained herein limiting certain of Lender’s remedies until the occurrence and continuance of a Foreclosure Trigger); (m) apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion; or (n) under the power of sale hereby granted, Lender shall have the discretionary right to cause some or all of the Property, including any Personal Property, to be sold or otherwise disposed of in any combination and in any manner permitted by Applicable Law.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. In the event of a sale, by foreclosure, power of sale, or otherwise, Lender may bid for and acquire the Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Obligations the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder and any other sums which Lender is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid. Notwithstanding the provisions of this Section 11.1 to the contrary, if any Event of Default as Subsection 10.1(g) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

Section 11.2. APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender after the occurrence of an Event of Default pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. Upon any foreclosure sale or sales of all or any portion of the Property under the power of sale herein granted, Lender may bid for and purchase the Property and shall be entitled to apply all or any part of the Debt as a credit to the purchase price.

Section 11.3. RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 11.4. ACTIONS AND PROCEEDINGS. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Section 11.5. RECOVERY OF SUMS REQUIRED TO BE PAID. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Section 11.6. EXAMINATION OF BOOKS AND RECORDS. Lender, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Borrower and each other “Indemnitor” under the Indemnity Agreement delivered in connection herewith which reflect upon their financial condition, at the Property or at any office regularly maintained by Borrower or such other Indemnitor or where the books and records are located. Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower and such other Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower and such other Indemnitor where the books and records are located.

Section 11.7. OTHER RIGHTS, ETC. (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

(b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender’s possession.

(c) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 11.8. RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 11.9. VIOLATION OF LAWS. If the Property is not in compliance with Applicable Laws, Lender may impose additional requirements upon Borrower in connection therewith including, without limitation, monetary reserves or financial equivalents.

Section 11.10. RIGHT OF ENTRY. Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

Section 11.11. EXCULPATION. All rights and remedies of Lender under this Security Instrument and the other Loan Documents are expressly made subject to the limitations and exculpations set forth in Article 15, below.

Article 12. ENVIRONMENTAL HAZARDS

Section 12.1. ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants, based upon an environmental assessment of the Property and to Borrower’s Knowledge that: (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with, if required, Environmental Laws (defined below) and with permits issued pursuant thereto or (ii) fully disclosed to Lender by Borrower in writing or pursuant to the written reports resulting from the environmental assessments of the Property delivered to Lender (the “Environmental Report”); (b) there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under or from the Property except as described in the Environmental Report; (c) there is no likely threat of any Release of Hazardous Substances migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Borrower has not received, any written or oral notice from any person or entity (including but not limited to a governmental entity) relating to any unlawful accumulations of Hazardous Substances or Remediation (defined below) thereof on the Property, or of possible liability of any person or entity pursuant to violation of any Environmental Law in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to conditions in, on, under or from the Property that is within Borrower’s Knowledge and that is contained in Borrower’s files and records, including but not limited to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right to Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law; conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property. “Hazardous Substances” include but are not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives provided, however, that “Hazardous Substances” shall not include cleaning materials, office supplies, cleaning supplies and other substances commonly used or sold by establishments similar to those leasing space at the Property in the ordinary course of their business and customarily used at properties similar to the Property, to the extent such materials are used, stored and disposed of in accordance with Environmental Laws.

“Release” of any Hazardous Substance means any unlawful release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

“Remediation” means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in Article 12.

Section 12.2. ENVIRONMENTAL COVENANTS. Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances by Borrower, its agents or employees in, on, under or from the Property; (c) Borrower shall not knowingly permit any Hazardous Substances in, on, or under the Property, except those that are in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required; (d) the Property shall be kept free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity (the “Environmental Liens”); (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.3 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any written request of Lender (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties (as defined herein) shall be entitled to rely on such reports and other results thereof provided, however, that no such request shall be made by Lender unless Lender has reasonable grounds to believe that a Release of Hazardous Substances or a violation of Environmental Law has occurred; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from the Property; (ii) comply with any Environmental Law; (iii) comply with any directive from any governmental authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Borrower shall not do or knowingly allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; (i) Borrower shall immediately notify Lender in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property; (B) any non compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication which Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Substances or Remediation thereof affecting the Property, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Article 12; and (j) Borrower shall, at Borrower’s sole cost and expense, sample suspect asbestos-containing materials (“ACMs”) (as defined by the EPA “Green Book”) prior to commencing a repair, renovation or demolition project at the Property that will disturb suspect ACMs to the extent that Borrower has a reasonable basis to believe such ACM’s exist. Any failure of Borrower to perform its obligations pursuant to this Section 12.2 shall constitute bad faith waste with respect to the Property.

Section 12.3. LENDER’S RIGHTS. Subject to the rights of quiet enjoyment of tenants under existing Leases, Lender and any other person or entity designated by Lender, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender. The costs and expenses of such assessments shall be borne by Lender except in instances where such report or assessment is performed due to Borrower’s failure to comply with its obligations under Section 12.2(f), in which cases the costs and expenses of such assessments shall be paid for by Borrower.

Article 13. INDEMNIFICATION

Section 13.1. GENERAL INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to attorneys’ fees and other costs of defense) (the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties (defined below) and directly or indirectly arising out of or in any way relating to any one or more of the following which shall have occurred prior to the foreclosure of this Security Instrument (or delivery and acceptance of a deed in lieu of such foreclosure), except to the extent any of the following are attributable to the gross negligence or willful misconduct of an Indemnified Party: (a) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument or the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Borrower and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (e) the failure of any person other than an Indemnified Party to file timely with the Internal Revenue Service an accurate Form 1099 B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (f) any failure of the Property to be in compliance with any Applicable Laws; (g) the enforcement by any Indemnified Party of the provisions of this Article 13; (h) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (i) the payment and/or non-payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the loan evidenced by the Note and secured by this Security Instrument; or (j) any misrepresentation made by Borrower in this Security Instrument or any other Loan Document. Any amounts payable to Lender by reason of the application of this Section 13.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date written notice of such loss or damage is delivered to Borrower by Lender until paid. As used herein, the term “Indemnified Parties” means Lender and any person or entity who is or will have been involved in the origination of the loan evidenced by the Note, any person or entity who is or will have been involved in the servicing of the loan evidenced by the Note, any person or entity in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the loan evidenced by the Note (including, but not limited to, Investors (as defined herein) or prospective Investors in the Securities (as defined herein), as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the loan evidenced by the Note as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the loan evidenced by the Note or the Property, whether during the term of the loan evidenced by the Note or as a part of or following a foreclosure of the loan evidenced by the Note and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business)).

Section 13.2. MORTGAGE AND/OR INTANGIBLE TAX. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other Loan Document, except for income taxes and franchise taxes (imposed in lieu of income taxes) imposed on an Indemnified Party as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Indemnified Party (excluding a connection arising solely from the Indemnified Party having executed, delivered, or performed its obligations or received a payment under, or enforced, this Security Instrument, the Note and the other Loan Documents) or any political subdivision or taxing authority thereof or therein.

Section 13.3. ERISA INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.2 or 5.9.

Section 13.4. ENVIRONMENTAL INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses and costs of Remediation (whether or not performed voluntarily), engineers’ fees, environmental consultants’ fees, and costs of investigation (including but not limited to sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or more of the following (except to the extent that (i) any such claims, losses or costs arise from the gross negligence or willful misconduct of any Indemnified Parties or (ii) the same relate solely to Hazardous Substances first introduced to the Property by anyone other than Borrower, its agents or employees following the foreclosure of this Security Instrument (or the delivery and acceptance of a deed in lieu of such foreclosure), the expiration of any right of redemption with respect thereto and the obtaining by the purchaser at such foreclosure sale or grantee under such deed of possession of the Property): (a) any presence of any Hazardous Substances in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by Borrower, any person or entity affiliated with Borrower or any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Borrower, any person or entity affiliated with Borrower or any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past, present or threatened non compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by Borrower, any person or entity affiliated with Borrower or any tenant or other user of the Property to comply with any order of any governmental authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in Article 12 and this Section 13.4; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including but not limited to costs to investigate and assess such injury, destruction or loss; (i) any acts of Borrower or other users of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances owned or possessed by such Borrower or other users, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Materials; (j) any acts of Borrower or other users of the Property, in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites selected by Borrower or such other users, from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, including but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property, and arising out of a Release of any Hazardous Substance on, under or about the Property; and (l) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to Article 12.

Section 13.5. DUTY TO DEFEND; ATTORNEYS’ FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party to whom indemnification is owed pursuant to the preceding provisions of this Article 13, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, if they reasonably believe that their interests are not properly being represented by the counsel selected by Borrower, engage their own attorneys and other professionals to defend them. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties to whom indemnification is owed pursuant to the preceding provisions of this Article 13, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Article 14. WAIVERS

Section 14.1. WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, any of the other Loan Documents, or the Obligations. The foregoing shall not be deemed a waiver of Borrower’s right to assert in a separate proceeding any claim against Lender which otherwise would constitute a defense, setoff, counterclaim or cross-claim of any nature arising from and after the date hereof.

Section 14.2. MARSHALLING AND OTHER MATTERS. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.

Section 14.3. WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument, the Note, or the other Loan Documents provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by Applicable Law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower or as required by law.

Section 14.4. DETERMINATIONS BY LENDER. Except as otherwise specifically set forth in the Note, this Security Instrument, or the other Loan Documents, wherever pursuant to this Security Instrument (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be based upon a standard of reasonability. All approvals of or waivers by Lender in respect of any of the terms, conditions or requirements of this Security Instrument must be in writing. No waiver with respect to any condition, breach or other matter shall extend to or be taken in any manner whatsoever to affect any other condition, breach or matter or affect Lender’s rights resulting therefrom.

Section 14.5. SURVIVAL. The indemnifications made pursuant to Sections 13.3 and 13.4 and the representations and warranties, covenants, and other obligations arising under Article 12, shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender’s rights and remedies pursuant hereto including but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note or any of the other Loan Documents, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto. Notwithstanding the foregoing, upon a transfer of Borrower’s fee interest in the Property pursuant to Article 8, the transferring Borrower shall be released from any liability thereafter accruing under any such indemnification provision (other than as to matters which have already occurred).

Section 14.6. WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

Article 15. EXCULPATION

Section 15.1. EXCULPATION. All rights and remedies of Lender under this Security Instrument and the other Loan Documents are expressly made subject to the limitations and exculpations set forth in Article 14 of the Note, the provisions of which are incorporated herein by this reference.

Article 16. NOTICES

Section 16.1. NOTICES. (a) All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (l) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	ABW Holdings LLC 2375 Kuhio Avenue Honolulu, Hawaii 96815 Attention: W. David P. Carey III Facsimile No.: (808) 921-6655

and:	American Assets, Inc. 11455 El Camino Real, Suite 200 San Diego, California 92130 Attention: John W. Chamberlain and Robert Barton Facsimile No.: (858) 350.2620

and a copy by e-mail to:	gis@smclawoffices.com

If to Lender:	Column Financial, Inc. 11 Madison Avenue New York, New York 10010 Attention: Edmund Taylor Facsimile No.: (212) 352-8106

with a copy to:	Column Financial, Inc. One Madison Avenue New York, New York 10010 Legal and Compliance Department Attention: Casey McCutcheon, Esq. Facsimile No.: (917) 326-8433

or addressed as such party may from time to time designate by written notice to the other parties. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications. For purposes of this Security Instrument, “Business Day” shall mean any day other than Saturday, Sunday or any other day on which banks are authorized or required to close in New York, New York or Honolulu, Hawaii.

Article 17. SERVICE OF PROCESS

Section 17.1. CONSENT TO SERVICE. (a) Borrower will maintain a place of business or an agent for service of process in Honolulu, Hawaii and give prompt notice to Lender of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate. Borrower further agrees that the failure of its agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of Borrower available to be served, and if it at that time has no place of business in Honolulu, Hawaii, then Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to Section 16.1 above.

(b) Borrower initially designates W. David P. Carey III with offices on the date hereof at 2375 Kuhio Avenue, Honolulu, Hawaii 96815, to receive for and on behalf of Borrower service of process with respect to this Security Instrument and the other Loan Documents; provided, that, no notice shall be effective unless, contemporaneously therewith, a copy thereof is sent by nationally recognized overnight courier (such as FedEx or UPS) to American Assets, Inc., Attention: John W. Chamberlain and Robert Barton, with offices on the date hereof at 11455 El Camino Real, Suite 200, San Diego, California 92130. With respect to the aforesaid “copy” agent and address, (i) Borrower shall give Lender prior written notice of any change in such agent and/or address, (ii) the failure of any such agent to give Borrower notice of the same will not impair or affect the validity of such service or of any judgment based thereon and (iii) if, despite the foregoing, there is for any reason no such agent available to receive said copy, then Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to Section 16.1 above.

Article 18. APPLICABLE LAW

Section 18.1. CHOICE OF LAW. THIS SECURITY INSTRUMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF CALIFORNIA AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AND APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF CALIFORNIA SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING THEREUNDER.

Section 18.2. USURY LAWS. This Security Instrument and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by Applicable Law to contract or agree to pay. If by the terms of this Security Instrument or the Note, Borrower is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under the Security Instrument and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

Section 18.3. PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

Article 19. SECONDARY MARKET

Section 19.1. TRANSFER OF LOAN. Lender may, at any time following the initial funding of the Loan, sell, transfer or assign the Note, this Security Instrument and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”). Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such Securities or any Rating Agency rating such Securities (collectively, the “Investor”) and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt, Sponsor, Indemnitor, Borrower, and the Property, whether furnished by Borrower, or otherwise, as Lender determines necessary or desirable. Borrower agrees to reasonably cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Security Instrument, including, without limitation, the delivery of an estoppel certificate in accordance therewith, and such other documents as may be reasonably requested by Lender. Borrower shall also furnish and Borrower consents to Lender furnishing to such Investors or such prospective Investors or Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower, Indemnitor or Sponsor as may be requested by Lender, any Investor or any prospective Investor or Rating Agency in connection with any sale, transfer or participation interest. Lender may, from time to time, retain or assign responsibility for servicing the Note, this Security Instrument, and the other Loan Documents, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer, special servicer or master servicer; provided, however, that (I) Borrower shall only be required to deal with one servicer designated from time to time with respect to any consents, approvals, notices, required from, or to, Lender pursuant to the Loan Documents (it being understood that such servicer may need to consult with other persons that hold a portion of Lender’s rights and obligations under the Loan or with the Rating Agencies in connection with any such consent, approval or notice), (II) the time periods for Lender approvals under the Loan Documents (to the extent applicable) shall not be increased and Borrower shall not be required to pay multiple fees and expenses (or higher fees and expenses) if more than one servicer is consulted by the such servicer and (III) other than Borrower’s right to refuse to deal with multiple servicers and/or to pay the fees of multiple servicers, the failure of Lender or any servicer to comply with the provisions of this sentence shall not otherwise waive, abrogate or otherwise affect Borrower’s other obligations hereunder or any of the other Loan Documents. Lender may make such assignment or delegation on behalf of the Investors if the Note is sold or this Security Instrument or the other Loan Documents are assigned. All references to Lender herein shall refer to and include any such servicer to the extent applicable.

Section 19.2. CONVERSION TO REGISTERED FORM. At the request and the expense of Lender, Borrower shall appoint, as its agent, a registrar and transfer agent (the “Registrar”) reasonably acceptable to Lender which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(f) of the Code. The option to convert the Note into registered form once exercised may not be revoked. Any agreement setting out the rights and obligation of the Registrar shall be subject to the reasonable approval of Lender. Borrower may revoke the appointment of any particular person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar. The Registrar shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the Note and Security Instrument (other than Taxes and governmental charges and fees).

Section 19.3. COOPERATION. Borrower acknowledges that Lender and its successors and assigns may (a) sell this Security Instrument, the Note and other Loan Documents to one or more third parties as a whole loan, (b) participate the Loan secured by this Security Instrument to one or more third parties, (c) deposit, through one or a series of transactions, this Security Instrument, the Note and other Loan Documents with one or more trusts, which trusts may sell certificates to third parties evidencing an ownership interest in the trust assets or (d) otherwise sell the Loan or interest therein to third parties (The transaction referred to in clauses (a), (b), (c) and (d) shall hereinafter be referred to collectively as “Secondary Market Transactions” and the transactions referred to in clause (c) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”. Borrower shall cooperate in good faith (provided such cooperation will not result in expense or additional potential liability to Borrower) with Lender in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements imposed by any Rating Agency issuing any statistical rating in any Secondary Market Transaction or the requirements of potential investors in any Secondary Market Transaction. Notwithstanding the foregoing, if required in connection with any Secondary Market Transaction, Borrower agrees to obtain, upon Lender’s written request, opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to matters of Delaware and federal bankruptcy law relating to limited liability companies and state law insolvency opinions relating to trusts, in a form and from counsel reasonably acceptable to Lender. Without limitation of the foregoing, Borrower agrees to make upon Lender’s written request, and at no material cost to Borrower, all structural or other changes to the Loan (including delivery of one or more new component notes to replace the Note or modify the Note to reflect multiple components of the Loan and such new notes or modified note may have different interest rates and amortization schedules), modifications to any documents evidencing or securing the Loan, delivery of opinions of counsel acceptable to the Rating Agencies or potential investors and addressing such matters as the Rating Agencies or potential investors may require; provided, however, notwithstanding anything to the contrary in this Security Instrument, the Note, or the other Loan Documents, Borrower shall not be required to modify any documents evidencing or securing the Loan (or otherwise take any action) which would modify (i) the initial weighted average interest rate payable under the Note, (ii) the stated maturity of the Note, (iii) the aggregate amortization of principal of the Note, (iv) any other material economic term of the Loan, (v) decrease the time periods during which Borrower is permitted to perform its obligations under this Security Instrument or any of the other Loan Documents, or (vi) otherwise increase Borrower’s or Indemnitor’s obligations or decrease any of their rights or protections in any material respect under the Note, this Security Instrument or any of the other Loan Documents except as otherwise expressly permitted herein. Borrower shall provide such information, documents and agreements relating to Borrower, Indemnitor, Sponsor, the Property, the Property Documents and any tenants of the Improvements as Lender may reasonably request in connection with a Secondary Market Transaction. Lender shall have the right to provide to prospective investors or Rating Agencies any information in its possession, including, without limitation, financial statements relating to Borrower, Sponsor, Indemnitor, the Property and any tenant of the Improvements. Borrower acknowledges that certain information regarding the Loan and the parties thereto, Sponsor and the Property may be included in disclosure documents in connection with the Securitization, including an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, an “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization.

Article 20. COSTS

Section 20.1. PERFORMANCE AT BORROWER’S EXPENSE. Borrower acknowledges and confirms that Lender may (subject to any limitations contained elsewhere in this Security Instrument) impose certain reasonable administrative, processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of the Loan, (b) the release or substitution of collateral therefor, (c) if an Event of Default occurs and the Loan is transferred to a special servicer, (d) obtaining certain consents, waivers and approvals required hereunder (including, without limitation, Rating Agency Confirmations), and/or (e) the review of any Major Lease, proposed Major Lease or any other Lease for which Lender’s approval is required hereunder or the negotiation of any SNDA (as provided above). Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof required by law, regulation, any governmental or quasi governmental authority. Subject to the limitations on cost and expense in Section 19.3 above, Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event of Default. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees and disbursements of Lender, whether retained firms, the reimbursement for the expenses of in house staff or otherwise. Whenever it is provided herein or in any other Loan Document that a Rating Agency Confirmation (or similar approval) by any Rating Agency is required hereunder (or under any other Loan Document), Borrower shall be responsible for the reasonable fees and other charges imposed by any Rating Agency in connection therewith as well as Lender’s reasonable costs and expenses incurred in connection therewith.

Section 20.2. ATTORNEYS’ FEES FOR ENFORCEMENT. (a) Borrower shall pay all reasonable legal fees incurred by Lender in connection with the items set forth in Section 20.1 above, and (b) Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys’ fees, reasonably incurred or paid by Lender in protecting its interest in the Property or Personal Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property or Personal Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

Article 21. DEFINITIONS

Section 21.1. GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower, each party comprising Borrower (if Borrower consists of more than one person or entity) and any subsequent owner or owners of the Property or any part thereof or any interest therein”; the word “Lender” shall mean “Lender and any subsequent holder of the Note”; the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument”; the word “person” shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees” and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

Article 22. MISCELLANEOUS PROVISIONS

Section 22.1. NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 22.2. LIABILITY. If there is more than one Borrower, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 22.3. INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note and this Security Instrument shall be construed without such provision.

Section 22.4. HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 22.5. DUPLICATE ORIGINALS; COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 22.6. NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 22.7. SUBROGATION. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower’s obligations hereunder, under the Note and the other Loan Documents and the performance and discharge of the Other Obligations.

Section 22.8. ENTIRE AGREEMENT. The Note, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, this Security Instrument and the other Loan Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, this Security Instrument and the other Loan Documents.

Section 22.9. TAX DISCLOSURE. Notwithstanding anything herein or in any other Loan Document to the contrary, except as reasonably necessary to comply with applicable securities laws, each party (and each employee, representative or other agent of each party) hereto may disclose to any and all Persons, without limitation of any kind, any information with respect to the United States federal income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such parties (or their representatives) relating to such tax treatment and tax structure; provided, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal income tax treatment or tax structure of the transactions contemplated hereby.

Section 22.10. SERVICER FEES. Lender and Borrower hereby each acknowledge and agree that the general schedule of servicing fees attached hereto as Schedule 2 shall be deemed to list the reasonable fees customarily charged by lenders or servicers of secondary market loans similar to the Loan for actions specified on the aforesaid Schedule (barring any atypical or extraordinary circumstances).

[PROVISIONS CONTINUE ON FOLLOWING PAGE]

Section 22.11. DUE ON SALE/ENCUMBRANCE. Borrower expressly agrees that upon a violation of Article 8 of this Security Instrument by Borrower and acceleration of the principal balance of the Note because of such violation, Borrower will pay all sums required to be paid in connection with a prepayment, if any, as described in the Note, herein imposed on prepayment after an Event of Default and acceleration of the principal balance. Borrower expressly acknowledges that Borrower has received adequate consideration for the foregoing agreement.

ABW HOLDINGS LLC,
a Delaware limited liability company

By:	/s/ Melvyn M. Wilinsky
Name: Melvyn M. Wilinsky
Title: Executive Vice President

[NO FURTHER TEXT ON THIS PAGE]

Section 22.12 SPECIAL STATE OF HAWAII PROVISIONS.

(a) In the event of any conflict between the provisions of this Section 22.12 and any provision of this Security Instrument, then the provisions of this Section 22.12 shall control.

(b) Borrower, at its sole cost, for the mutual benefit of Lender and Borrower, shall obtain and maintain (or cause to be obtained and maintained) during the term of this Loan policies of insurance in accordance with Section 3.3 hereof.

NOTICE IS HEREBY GIVEN BY LENDER TO BORROWER THAT LENDER MAY NOT CONDITION THE GRANTING OF THE LOAN SECURED BY THIS SECURITY INSTRUMENT ON BORROWER PROCURING ANY INSURANCE WHICH BORROWER IS REQUIRED TO OBTAIN UNDER THIS SECURITY INSTRUMENT FROM ANY SPECIFIC INSURANCE COMPANY OR ASSOCIATION DESIGNATED BY LENDER. BORROWER MAY PURCHASE THE INSURANCE REQUIRED HEREUNDER FROM AN INSURER OR PRODUCER OF BORROWER’S CHOICE, SUBJECT ONLY TO LENDER’S RIGHT TO REJECT A GIVEN INSURER OR PRODUCER NOT MEETING THE REQUIREMENTS SET FORTH IN SECTION 3.3 HEREOF.

(c) This Security Instrument shall be deemed to be and shall be construed as a mortgage of real property as well as a security agreement, financing statement, fixture filing and assignment of rents and profits. Lender is, for the purposes of this Security Instrument, deemed to be the “debtor”, and Borrower is deemed to be the “secured party”, as those terms are used in the Uniform Commercial Code in effect in the State of Hawaii, as amended. The addresses of the secured party and debtor, from which information concerning the security agreement may be obtained, are set forth in the initial paragraph of this Security Instrument. Borrower hereby authorizes Lender to file any and all financing statements, amendments to financing statements and extensions of financing statements pertaining to the Property. If an Event of Defaults occurs and is continuing, Lender shall have all of the rights and powers of a mortgagee under Hawaii Revised Statutes, Chapter 667, as amended, including but not limited to the power of sale.

Article 23. CONDOMINIUM PROVISIONS

Section 23.1. REPRESENTATIONS, WARRANTIES AND COVENANTS WITH RESPECT TO THE CONDOMINIUM. With respect to the Condominium, Borrower hereby represents, warrants and covenants as follows:

(a) The Condominium has been legally and validly created pursuant to all Applicable Laws and the Condominium Documents. The Condominium Documents are valid and enforceable and there currently exists no default or event of default thereunder (I) by Borrower or (II) to Borrower’s knowledge, by any other party thereto. All fees, dues, charges, and assessments, whether annual, monthly, regular, special or otherwise (collectively, the “Assessments”) payable by Borrower under the Condominium Documents to date have been fully paid. Borrower is an “Owner” or “Apartment Owner” (as each of the foregoing are defined in the applicable Condominium Documents). Borrower’s percentage interest in the common elements (i) in the BW Condominium is 49.95%, (ii) in the 227 Condominium is 14.844% and (iii) in the 2181 Condominium is (A) a 2.4270% interest in the Land (as defined in the 2181 Condominium Documents), (B) a 2.4820% interest in the basement parking garage and (C) a 3.3069157% common interest in the remainder of the “common elements” (as defined in the 2181 Condominium Documents). There are currently no special or otherwise extraordinary Assessments pending (other than regular, annual Assessments).

(b) Borrower shall promptly pay all Assessments imposed pursuant to the Condominium Documents when the same become due and payable with respect to each unit in the Condominium for which title is held by Borrower (collectively, the “Borrower Unit”). Borrower will deliver to Lender, promptly upon Lender’s request, evidence satisfactory to Lender that the Assessments have been so paid or are not then delinquent with respect to the Borrower Unit. Borrower shall immediately notify Lender of (y) any adjustments made to the amount of Assessments due under the Condominium Documents, or (z) the imposition of any additional Assessments under the Condominium Documents. Borrower shall comply with all of the terms and conditions of the Condominium Documents.

(c) Borrower acknowledges and agrees that the Borrower Unit of the Condominium and the Common Elements of the Condominium appurtenant thereto are within the definition of “Property” hereunder and, as such, Borrower shall cause the same to be insured in accordance with applicable provisions hereof. Any Net Proceeds of such insurance or otherwise obtained with respect to any condemnation of the Property shall be held and applied in accordance with the applicable terms and conditions of the Condominium Documents.

(d) Borrower shall observe and perform (and shall, to the extent of its ability under the Condominium Documents, cause each board of directors or similar body established under the Condominium Documents (collectively, the “Board”), each condominium association or similar entity established under the Condominium Documents (collectively, the “Association”) and the officers thereof to observe and perform) each and every term to be observed or performed by Borrower, such officers, the Association and/or the Board pursuant to the Condominium Documents. To the extent of its ability under the Condominium Documents, Borrower shall (i) restrict the Board, the Association and such offices from taking any action with respect to the Condominium and/or the Property that would be contrary to or inconsistent with any applicable covenant contained herein or in any other Loan Document, (ii) cause the Board, the Association and such officers to comply with any applicable covenant of Borrower contained herein or in the other Loan Documents relating to the Condominium and/or the Property and (iii) obtain Lender’s prior written consent prior to permitting the Board, the Association or such officers to establish any significant working capital or similar reserves or undertaking any significant capital expenditures.

(e) Borrower shall, and shall, to the extent of its ability under the Condominium Documents, cause the Board, the Association and the officers to, (i) maintain the Condominium in good condition and repair, (ii) promptly comply with all Applicable Laws, (iii) to promptly repair, replace or rebuild any part of the Condominium which may be damaged or destroyed by any casualty or which may be affected by any condemnation proceeding and (iv) to complete and pay for, within a reasonable time subject to force majeure, any structure at any time in the process of construction or repair on the Condominium, in each case, to the extent that the failure to do the same would have a Material Adverse Effect.

(f) It shall be, at Lender’s option, an immediate Event of Default hereunder if any provision of the Condominium Property Act, Chapter 514A, et seq., Hawaii Revised Statutes, as amended, restated or replaced from time to time, or any section, sentence, clause, phrase or word, or the application thereof in any circumstance is held invalid and such invalidity shall have a Material Adverse Effect.

(g) Without the prior written consent of Lender, Borrower shall not, to the extent of its ability under the Condominium Documents, permit any of the terms or provisions of the Condominium Documents to be modified or amended in any material manner or permit the Condominium to be terminated, withdrawn from a condominium regime, partitioned, subdivided, expanded or otherwise modified.

(h) To the extent of its ability under the Condominium Documents, Borrower shall cause the Board and/or the Association to allow Lender to examine the books, records and receipts of the Condominium upon ten (10) days prior notice thereof.

(i) Borrower shall promptly deliver to Lender a true and full copy of all notices of default or other material notices received by Borrower with respect to any obligation or duty of Borrower under the Condominium Documents. Borrower shall deliver to Lender each annual budget of the Condominium promptly upon the finalization thereof.

(j) Without the prior written consent of Lender, Borrower shall not, in the event of condemnation of, damage to or destruction of the Property, vote not to repair, restore or rebuild the Condominium.

(k) To the extent that any approval rights, consent rights or other rights or privileges are granted to a mortgagee in the Condominium Documents with respect to the Borrower Unit or any other similar mortgagee protection provisions are contained in the Condominium Documents with respect to the Borrower Unit, then such approval rights, consent rights or other rights, protections or privileges shall be deemed to be required by this Security Instrument or contained herein, as applicable.

(l) Upon the occurrence of an Event of Default which is continuing, Lender shall have the rights and privileges which Borrower has as though Lender were in fact the owner of the Borrower Unit, which rights and privileges shall include, without limitation, all voting rights and Developer Reserved Rights and/or Developer Rights accruing to Borrower under the terms of the Condominium Documents. Upon the occurrence and continuance of an Event of Default, Lender may vote in place of Borrower and may exercise any and all of said rights. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest to vote as Borrower’s proxy and to act with respect to all of said rights so long as such Event of Default continues hereunder. Borrower will execute any documents and/or instruments reasonably required by Lender in connection with the foregoing, including, without limitation, a written proxy in the form and substance required by the relevant provisions of the Condominium Documents. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest to execute such documents and/or instruments in the event Borrower fails to do the same within five (5) days of written request therefore by Lender. Written notice from Lender to the Board shall be deemed conclusive as to the existence of such Event of Default and as to Lender’s rights and privileges hereunder. Notwithstanding anything contained herein to the contrary, nothing contained herein or otherwise shall render Lender liable for any Assessments.

(m) Neither the Board nor the Association is a party to any loan, credit agreement or other arrangement for any extension of credit, whether funded or to be funded. To the extent of its ability under the Condominium Documents, Borrower shall not, without Lender’s prior written consent, permit the Board or the Association to incur any indebtedness or to encumber the Condominium in connection therewith except (i) unsecured debt incurred in the ordinary course of business not exceeding $10,000 per annum and (ii) trade payables in the ordinary course of business, provided, that, in each case, the debt described in (i) and (ii) above is covered by the then current common charges assessed against the owners of units in the Condominium.

(n) In addition to Lender’s consent rights as specified in this Section, during the continuance of an Event of Default, Borrower shall not exercise any other material approval, consent or voting right to which it is entitled under the Condominium Documents without obtaining Lender’s prior written consent (which consent shall not be unreasonably withheld or delayed).

(o) Borrower shall attend each duly called meeting or special meeting of the Association.

(p) Intentionally Omitted.

(q) The representations, warranties and covenants of Borrower made under the Condominium Estoppel are hereby incorporated by reference as if fully set forth in this Section and are hereby re-made by Borrower.

(r) Without limitation of the foregoing, Borrower’s failure to comply with any provision of this Section shall, at Lender’s option, constitute an immediate Event of Default hereunder and under the other Loan Documents.

Article 24. FHB LEASE AND FHB SUBLEASE PROVISIONS

Section 24.1. FHB LEASE AND FHB SUBLEASE REPRESENTATIONS.

(a) (i) that certain Lease dated as of August 16, 1991 between Catherine Evans Lloyd Moore, Trustee under the unrecorded Revocable Trust Agreement dated July 17, 1980, made by Catherine Evans Lloyd Moore, as Settlor (together with its successors and assigns, “Prime Lessor”), as landlord thereunder, and FHB SL, as tenant thereunder, which such Lease Agreement was (A) amended pursuant to that certain Amendment to Lease dated as of June 5, 2006 and recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 2006-103819 and (B) memorialized pursuant to a short form of lease recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 91-113901 (such Lease, together with the amendments and other agreements set forth above and any other amendments, modifications, supplements, restatements or replacements of such Lease Agreement, collectively, the “FHB

Lease”) is in full force and effect and has not been modified or amended in any manner whatsoever (except in the documentation making up the defined term “FHB Lease”), (ii) to the best of Borrower’s knowledge, there are no material defaults under the FHB Lease by FHB SL, Prime Lessor or any other party, and, to the best of Borrower’s knowledge, no event has occurred which but for the passage of time, or notice, or both would constitute a material default under the FHB Lease, (iii) all rents, additional rents and other sums due and payable under the FHB Lease have been paid in full, and (iv) neither FHB SL nor Prime Lessor nor any other party has commenced any action or given or received any notice for the purpose of terminating the FHB Lease.

(b) (i) The FHB Sublease is in full force and effect and has not been modified or amended in any manner whatsoever (except in the documentation making up the defined term “FHB Sublease”), (ii) there are no material defaults under the FHB Sublease by Borrower, or, to the best of Borrower’s knowledge, FHB SL or any other party, and, to the best of Borrower’s knowledge, no event has occurred which but for the passage of time, or notice, or both would constitute a material default under the FHB Sublease, (iii) all rents, additional rents and other sums due and payable under the FHB Sublease have been paid in full, and (iv) neither Borrower nor FHB SL nor any other party has commenced any action or given or received any notice for the purpose of terminating the FHB Sublease.

Section 24.2. FHB LEASE AND FHB SUBLEASE COVENANTS.

(a) Borrower shall (i) use commercially reasonable efforts to cause FHB SL to pay (or cause to be paid) all rents, additional rents and other sums required to be paid by FHB SL pursuant to the provisions of the FHB Lease, (ii) use commercially reasonable efforts to cause FHB SL to diligently perform and observe (or cause to be performed and observed) all of the terms, covenants and conditions of the FHB Lease on the part of FHB SL, (iii) promptly notify Lender of the giving of any notice by Prime Lessor to FHB SL of any default by FHB SL and deliver to Lender a true copy of each such notice within five (5) Business Days of receipt and (iv) promptly notify Lender of any bankruptcy, reorganization or insolvency of Prime Lessor or of any notice thereof, and deliver to Lender a true copy of such notice within five (5) Business Days of Borrower’s receipt. Except as expressly and specifically permitted hereunder, Borrower shall not, without the prior consent of Lender, itself (and shall use commercially reasonable efforts to not permit FHB SL to) surrender the leasehold estate created by the FHB Lease or terminate or cancel the FHB Lease or modify, change, supplement, alter or amend the FHB Lease, either orally or in writing, and if FHB SL and/or Borrower shall default in the performance or observance of any term, covenant or condition of the FHB Lease on the part of FHB SL and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the FHB Lease on the part of FHB SL and/or Borrower to be performed or observed on behalf of FHB SL and/or Borrower, to the end that the rights of FHB SL and/or Borrower in, to and under the FHB Lease shall be kept unimpaired and free from default. If Prime Lessor shall deliver to Lender a copy of any notice of default under the FHB Lease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Borrower shall (or shall commercially reasonable efforts to cause FHB SL to) exercise each individual option, if any, to extend or renew the term of the FHB Lease upon demand by Lender made at any time within thirty (30) days prior to the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

(b) Borrower shall (i) pay (or cause to be paid) all rents, additional rents and other sums required to be paid by Borrower, as tenant under and pursuant to the provisions of the FHB Sublease, (ii) diligently perform and observe (or cause to be performed and observed) all of the terms, covenants and conditions of the FHB Sublease on the part of Borrower, as tenant thereunder, (iii) promptly notify Lender of the giving of any notice by FHB SL to Borrower of any default by Borrower and deliver to Lender a true copy of each such notice within five (5) Business Days of receipt and (iv) promptly notify Lender of any bankruptcy, reorganization or insolvency of FHB SL or of any notice thereof, and deliver to Lender a true copy of such notice within five (5) Business Days of Borrower’s receipt. Except as expressly and specifically permitted hereunder, Borrower shall not, without the prior consent of Lender, surrender the leasehold estate created by the FHB Sublease or terminate or cancel the FHB Sublease or fail to exercise any rights under the FHB Sublease which would prevent the same from being terminated or cancelled or modify, change, supplement, alter or amend the FHB Sublease, either orally or in writing, and if Borrower shall default in the performance or observance of any term, covenant or condition of the FHB Sublease on the part of Borrower and shall fail to cure the same prior to the expiration of any applicable cure period provided thereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all of the terms, covenants and conditions of the FHB Sublease on the part of Borrower to be performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the FHB Sublease shall be kept unimpaired and free from default. If FHB SL shall deliver to Lender a copy of any notice of default under the FHB Sublease, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon. Borrower shall exercise each individual option, if any, to extend or renew the term of the FHB Sublease upon demand by Lender made at any time within thirty (30) days prior to the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Without Lender’s prior written consent, Borrower shall not exercise any right of first refusal, first offer or any other similar right under either the FHB Lease or the FHB Sublease (other than any right to extend the term of either thereof).

(c) Notwithstanding anything contained in the FHB Sublease to the contrary, any sublease of any portion of the Leasehold Estate shall be treated as a Lease for the purposes hereof and shall be subject to the provisions hereof (including, without limitation, Section 3.7 above).

Section 24.3. NO MERGER OF FEE, LEASEHOLD AND SUBLEASEHOLD ESTATES; RELEASES. So long as any portion of the Debt shall remain unpaid, unless Lender shall otherwise consent, the fee title to the real property owned by Prime Lessor, FHB SL’s interest in each of the FHB Lease and FHB Sublease and Borrower’s interest in the FHB

Sublease and the Leasehold Estate shall each not merge but shall always be kept separate and distinct, notwithstanding the union of such estates in Borrower or in any other Person by purchase, operation of law or otherwise. Lender reserves the right, at any time, to release portions of the Property, including, but not limited to, the Leasehold Estate, with or without consideration, at Lender’s election, without waiving or affecting any of its rights hereunder or under the Note or the other Loan Documents and any such release shall not affect Lender’s rights in connection with the portion of the Property not so released.

Section 24.4. BORROWER’S ACQUISITION OF PRIME LESSOR’S AND/OR FHB SL’S ESTATE. In the event that Borrower hereafter acquires Prime Lessor’s fee interest in the real property subject to the FHB Lease and/or FHB SL’s interest in the FHB Lease, Borrower agrees, at its sole cost and expense, including without limitation, Lender’s reasonable attorney’s fees, to (i) execute any and all documents or instruments necessary to subject each of the foregoing interest to the lien of this Security Instrument; and (ii) provide a title insurance policy which shall insure that the lien of this Security Instrument is a first lien on each such interest.

Section 24.5. REJECTION OF THE FHB SUBLEASE.

(a) If the FHB Sublease is terminated by FHB SL for any reason in the event of the rejection or disaffirmance of the FHB Sublease by FHB SL pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, (i) Borrower, immediately after obtaining notice thereof, shall give notice thereof to Lender, (ii) Borrower, without the prior written consent of Lender, shall not elect to treat the FHB Sublease as terminated pursuant to Section 365(h) of the Bankruptcy Code or any comparable federal or state statute or law, and any election by Borrower made without such consent shall be void and (iii) this Security Instrument and all the Liens, terms, covenants and conditions of this Security Instrument shall extend to and cover Borrower’s possessory rights under Section 365(h) of the Bankruptcy Code and to any claim for damages due to the rejection of the FHB Sublease or other termination of the FHB Sublease. In addition, Borrower hereby assigns irrevocably to Lender, Borrower’s rights to treat the FHB Sublease as terminated pursuant to Section 365(h) of the Bankruptcy Code and to offset rents under the FHB Sublease in the event any case, proceeding or other action is commenced by or against FHB SL under the Bankruptcy Code or any comparable federal or state statute or law, provided that Lender shall not exercise such rights and shall permit Borrower to exercise such rights with the prior written consent of Lender, not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing.

(b) Borrower hereby assigns to Lender Borrower’s right to reject the FHB Sublease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Borrower under the Bankruptcy Code or comparable federal or state statute or law, provided Lender shall not exercise such right, and shall permit Borrower to exercise such right with the prior written consent of Lender, not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing. Further, if Borrower shall desire to so reject the FHB Sublease, at Lender’s request, to the extent not prohibited by the terms of the FHB Sublease and applicable law, Borrower shall assign its interest in the FHB Sublease to Lender in lieu of rejecting the FHB Sublease as described above, upon receipt by Borrower of written notice from Lender of such request together with Lender’s agreement to cure any existing defaults of Borrower under the FHB Sublease and to provide adequate assurance of future performance of Borrower’s obligations thereunder.

(c) Borrower hereby assigns to Lender Borrower’s right to seek an extension of the 60-day period within which Borrower must accept or reject the FHB Sublease under Section 365 of the Bankruptcy Code or any comparable federal or state statute or law with respect to any case, proceeding or other action commenced by or against Borrower under the Bankruptcy Code or comparable federal or state statute or law, provided Lender shall not exercise such right, and shall permit Borrower to exercise such right with the prior written consent of Lender, not to be unreasonably withheld or delayed, unless an Event of Default shall have occurred and be continuing. Further, if Borrower shall desire to so reject the FHB Sublease, at Lender’s request, to the extent not prohibited by the terms of the FHB Sublease and applicable law, Borrower shall assign its interest in the FHB Sublease to Lender in lieu of rejecting such FHB Sublease as described above, upon receipt by Borrower of written notice from Lender of such request together with Lender’s agreement to cure any existing defaults of Borrower under the FHB Sublease and to provide adequate assurance of future performance of the applicable Borrower’s obligations thereunder.

(d) Borrower hereby agrees that if the FHB Sublease is terminated for any reason in the event of the rejection or disaffirmance of the FHB Sublease pursuant to the Bankruptcy Code or any other law affecting creditor’s rights, any Personal Property of Borrower not removed by Borrower from the portion of the Property leased pursuant to the FHB Sublease as permitted or required by the FHB Sublease, shall at the option of Lender be deemed abandoned by Borrower, provided that Lender may remove any such Personal Property required to be removed by Borrower pursuant to the FHB Lease and all reasonable out-of-pocket costs and expenses associated with such removal shall be paid by Borrower within five (5) days of receipt by Borrower of an invoice for such removal costs and expenses.

Section 24.6. CONVERSION OF THE FHB SUBLEASE INTO A DIRECT LEASE WITH PRIME LESSOR. Without limiting any of the provisions hereof, in the event that Borrower shall hereafter convert the FHB Sublease into a direct lease with Prime Lessor or otherwise enter into a replacement lease with Prime Lessor (any of the foregoing, a “Replacement FHB Lease”), then the provisions herein referring to (a) the “FHB Sublease” shall thereafter be deemed to refer to the Replacement FHB Lease and (b) “FHB SL” shall thereafter be deemed to refer to the Prime Lessor. Borrower agrees, at its sole cost and expense, including without limitation, Lender’s reasonable attorney’s fees, to (i) execute any and all documents or instruments necessary to subject Borrower’s interest in the Replacement FHB Lease the lien of this Security Instrument; and (ii) provide a title insurance policy which shall insure that the lien of this Security Instrument is a first lien on Borrower’s interest in the Replacement FHB Lease.

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IN WITNESS WHEREOF, Borrower has executed this instrument the day and year first above written.

ABW HOLDINGS LLC,
a Delaware limited liability company

By:	/s/ Melvyn M. Wilinsky
Name: Melvyn M. Wilinsky
Title: Executive Vice President

Schedule 1

“Debt Service Coverage Ratio” means the ratio of (a) Net Operating Income, to (b) Annual Debt Service, all as determined by Lender.

“Annual Debt Service” means an amount equal to twelve (12) times the then applicable Monthly Payment (as defined in the Note) payable under the Note.

“Net Operating Income” means for the 12-month period immediately preceding the date of calculation, (A) all sustainable Rents and other income received from the Property received from tenants during such 12-month period, less (B) all Operating Expenses for such 12-month period and any Extraordinary Expenses approved by Lender and applicable to such 12-month period.

“Operating Expenses” means the aggregate of the following items: (a) real estate taxes, general and special assessments or similar charges, other than Taxes; (b) sales, use and personal property taxes; (c) management fees of not less than 3.5% of the gross income derived from the operation of the Property and disbursements for management services whether such services are performed at the Property or off-site; (d) wages, salaries, pension costs and all fringe and other employee-related benefits and expenses, of all employees up to and including (but not above) the level of the on-site manager, engaged in the repair, operation and maintenance of the Property and service to tenants and on-site personnel engaged in audit and accounting functions performed by Borrower; (e) insurance premiums including, but not limited to, casualty, liability, rent and fidelity insurance premiums, other than Insurance Premiums; (f) cost of all electricity, oil, gas, water, steam, HVAC and any other energy, utility or similar item and overtime services, the cost of building and cleaning supplies, and all other administrative, management, ownership, operating, advertising, marketing and maintenance expenses incurred by Borrower (and not paid directly by any tenant) in connection with the operation of the Property; (g) costs of necessary cleaning, repair, replacement, maintenance, decoration or painting of existing improvements on the Property (including, without limitation, parking lots and roadways), of like kind or quality or such kind or quality which is necessary to maintain the Property to the same standards as competitive properties of similar size and location of the Property; (h) the cost of such other maintenance materials, HVAC repairs, parts and supplies, and all equipment to be used in the ordinary course of business, which is not capitalized in accordance with approved accounting method; (i) legal, accounting and other professional expenses incurred in connection with the Property; (j) casualty losses to the extent not reimbursed by a third party; and (k) to the extent not already included in any of (f)-(h) above, a reserve for structural repairs, normalized leasing commissions and tenant improvements equal to $250,000.00. The Operating Expenses shall be based on the above-described items actually incurred or payable on an accrual basis in accordance with the Approved Accounting Method by Borrower during the twelve (12) month period ending one month prior to the date on which the Net Operating Income is to be calculated, with customary adjustments for items such as taxes and insurance which accrue but are paid periodically, as adjusted by Lender to reflect projected adjustments for only those items which are definitively ascertainable and of a fixed amount (for example, real estate taxes) for the subsequent twelve (12) month period beginning on the date on which the Net Operating Income is to be calculated. Notwithstanding the foregoing, the term “Operating Expenses” shall not include (i) depreciation or amortization or any other non-cash item of expense unless approved by Lender, (ii) interest or principal payable under the Note, fees, costs and expense reimbursements of Lender in administering the Loan or exercising remedies under the Note, this Security Instrument or the other Loan Documents or any other payments required to be made by Borrower to Lender under any Loan Documents; or (iii) any expenditure properly treated as a capital item under the Approved Accounting Method.

“Extraordinary Expenses” means expenses incurred in connection with necessary capital improvements or operating expenses of the Property which were not reasonably anticipated in the Annual Budget for the Property.

Schedule 2

SCHEDULE OF SERVICING FEES

Servicing Action	Estimated Servicing Fee
Disbursements from Reserve Accounts	$200 - $500
Lease / SNDA approvals	$500 - $4,000

Schedule 3

DESCRIPTION OF REA’S

1. Agreement for Joint Development and Restrictive Covenant Regarding Lanai Enclosures (Waikiki Beach Walk; Planned Development - Resort) made by and among Outrigger Hotels Hawaii, IRL, LLC, Ala Wai Gateway Limited Partnership, OWT, LLC, Outrigger-LAX Limited Partnership, ORF, LLC, and OMP, LLC as of January 19, 2005 and recorded January 19, 2005 as Regular System Document No. 2005-010991 and as Land Court Document No. 3219661;

2. Agreement for Joint Development and Restrictive Covenant Regarding Lanai Enclosures (Waikiki Beach Walk; Planned Development - Resort) made by Catherine Evans Lloyd Moore as of February 1, 2005 and recorded February 8, 2005 as Regular System Document No. 2005-026114;

3. Agreement for Joint Development and Restrictive Covenant Regarding Lanai Enclosures (Waikiki Beach Walk; Planned Development – Resort) made by and between OWT, LLC, RRK Hotel Association, LLC, and RRK Land Company, LLC as of March 28, 2005 and recorded March 31, 2005 as Regular System Document No. 2005-062997 and as Land Court Document No. 3248392;

4. Agreement for Joint Development and Restrictive Covenant Regarding Lanai Enclosures (Waikiki Beach Walk; Planned Development - Resort) made by Sutton Family Partners as of April 6, 2005 and recorded April 7, 2005 as Regular System Document No. 2005-068466;

5. Agreement for Joint Development and Restrictive Covenant Regarding Lanai Enclosures (Waikiki Beach Walk; Planned Development - Resort) made by Jabron Mango Company as of April 5, 2005 and recorded April 7, 2005 as Regular System Document No. 2005-068467;

6. Declaration of Covenants, Conditions and Restrictions for Waikiki Beach Walk made by Outrigger Hotels Hawaii as of January 19, 2005 and recorded January 19, 2005 as Regular System Document No. 2005-010992 and as Land Court Document No. 3219662;

7. Declaration of Covenants, Conditions and Restrictions for Waikiki Beach Walk made by Outrigger Hotels Hawaii, OWT, LLC, RRK Hotel Associates, LLC and RRK Land Company, LLC as of March 28, 2005 and recorded March 31, 2005 as Regular System Document No. 2005-062998 and as Land Court Document No. 3248393;

8. Declaration of Lewers Street Redevelopment Area Covenants made by Outrigger Hotels Hawaii, Outrigger Enterprises, Inc., Outrigger-LAX Limited Partnership, Ala Wai Gateway Limited Partnership, ORF, LLC, OWT, LLC and IRL, LLC as of January 19, 2005 and recorded January 19, 2005 as Regular System Document No. 2005-010993 and as Land Court Document No. 3219663;

9. Declaration of Lewers Street Redevelopment Area Covenants made by Outrigger Hotels Hawaii, Outrigger Enterprises, Inc., OWT, LLC, RRK Hotel Associations, LLC and RRK Land Company, LLC as of March 28, 2005 and recorded March 31, 2005 in Land Court Document No. 3248394

10. Reciprocal Easement Agreement (Retail Apartment Beach Walk/Apartment B 2181 Kalakaua) by and between ABW Lewers LLC and IRL, LLC as of June 5, 2006 and recorded June 5, 2006 as Regular System Document No. 2006-103818 and Land Court Document No. 3436497.

EXHIBIT A

LEGAL DESCRIPTION

See attached.

EXHIBIT B

FORM OF SNDA

(attached hereto)

(Lender) - and - [ ] (Tenant) - and – [ ] (Landlord)

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Dated: Location: Section: Block: Lot: City: County:	Honolulu Honolulu

PREPARED BY AND UPON RECORDATION RETURN TO:

Attention:

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of the              day of                     , 200[    ] by and among                     , a                     , having an address at                      (together with its successors and assigns, “Lender”), [                    ] (“Tenant”) and                     , a Delaware limited liability company, having an address at                     ,                      (“Landlord”).

RECITALS:

A. Lender is the present owner and holder of a certain Mortgage and Security Agreement (the “Security Instrument”) given by Landlord to Lender which encumbers the fee estate of Landlord in certain premises described in Exhibit A attached hereto (the “Property”) and which secures the payment of certain indebtedness owed by Landlord to Lender evidenced by the Note (as defined in the Security Instrument);

B. Tenant is the holder of a leasehold estate in a portion of the Property under and pursuant to the provisions of a certain [Lease] dated [                    , 200[    ] between Landlord, as landlord, and Tenant, as tenant (the “Lease”); and

C. Tenant has agreed to subordinate the Lease to the Security Instrument and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Tenant, Lender and Landlord agree as follows:

1. Subordination. The Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate to the lien and terms of the Security Instrument, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2. Non-Disturbance. If any action or proceeding is commenced by Lender for the foreclosure of the Security Instrument or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Note or the Security Instrument shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the term of the Lease shall have commenced pursuant to the provisions thereof, (b) Tenant shall be in possession of the premises demised under the Lease, (c) the Lease shall be in full force and effect and (d) Tenant shall not be in default beyond any applicable notice and cure period under any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed.

3. Attornment. If Lender or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Lender or such other purchaser being hereinafter referred as “Purchaser”), and the conditions set forth in Section 2 above have been met at the time Purchaser becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, provided, however, that Purchaser shall not be (a) liable for the failure (other than with respect to a default of a continuing nature) of any prior landlord (any such prior landlord, including Landlord and any successor landlord, being hereinafter referred to as a “Prior Landlord”) to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Property, provided that the foregoing shall not limit Purchaser’s obligations under the Lease to correct any conditions of a continuing nature that (i) existed as of the date Purchaser shall become the owner of the Property and (ii) violate Purchaser’s obligations as landlord under the Lease; provided further, however, that Purchaser shall have received written notice of such omissions, conditions or violations and has had a reasonable opportunity to cure the same, all pursuant to the terms and conditions of the Lease, (b) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property, except for those that are specifically provided for in the Lease, (c) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser, (d) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment shall have been expressly approved of by Purchaser, (e) bound by any agreement terminating or amending or modifying the rent, term, commencement date or other material term of the Lease, or any voluntary surrender of the premises demised under the Lease, made without Lender’s or Purchaser’s prior written consent prior to the time Purchaser succeeded to Landlord’s interest (provided, however, Purchaser’s consent is not required for a termination of the Lease exercised pursuant to the original terms of the Lease) or (f) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time Purchaser succeeded to Landlord’s interest other than if pursuant to the provisions of the Lease. In the event that any liability of Purchaser does arise pursuant to this Agreement, such liability shall be limited and restricted to Purchaser’s interest in the Property and shall in no event exceed such interest. Alternatively, upon the written request of Lender or its successors or assigns, Tenant shall enter into a new lease of the Premises with Lender or such successor or assign for the then remaining term of the Lease, upon the same terms and conditions as contained in the Lease (including without limitation any renewal options), except as otherwise specifically provided in this Agreement.

4. Notice to Tenant. After notice is given to Tenant by Lender that the Landlord is in default under the Note and the Security Instrument and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall thereafter pay to Lender or as directed by Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

5. Intentionally Omitted.

6. Notice to Lender and Right to Cure. Tenant shall notify Lender of any default by Landlord under the Lease if the default is of such a nature as to give Tenant a right to terminate the Lease, reduce the rent or to credit or offset any amounts against future rents, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and (i) in the case of any such default that can be cured by the payment of money, until thirty (30) days shall have elapsed following the giving of such notice or (ii) in the case of any other such default, until a reasonable period for remedying such default shall have elapsed following the giving of such notice, provided Lender, with reasonable diligence, shall have commenced and continued to remedy such default or cause the same to be remedied. Notwithstanding the foregoing, (i) Lender shall have no obligation to cure any such default and (ii) in the event that any aforesaid default cannot, by its nature, be cured by Lender prior to Lender’s gaining possession of Landlord’s interest in the Property, the aforesaid “reasonable period for remedying such default” shall be deemed to include such time as is required for Lender to gain possession of Tenant’s interest in the Property.

7. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for one (1) day overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Tenant:	[ ]

If to Lender:

Attention:
Facsimile No.:

With a copy to:

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 7, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state where the Property is located. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

9. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

10. Miscellaneous. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

11. Joint and Several Liability. If there is more than one Tenant under the Lease, the obligations and liabilities of each hereunder shall be joint and several.

12. Definitions. The term “Lender” as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease, but shall not mean or include Lender. The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Security Instrument.

13. Limitations on Purchaser’s Liability. In no event shall the Purchaser, nor any heir, legal representative, successor, or assignee of the Purchaser have any personal liability for the obligations of Landlord under the Lease and should the Purchaser succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Purchaser in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Purchaser as landlord under the Lease, and no other property or assets of any Purchaser shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Landlord to perform any such material obligation. Notwithstanding the foregoing, Tenant may offset against rent due under the Lease the amount of any judgment obtained against any Purchaser.

14. Estoppel Certificate. Tenant, shall, from time to time, within [                    ] Business Days after request by Lender, execute, acknowledge and deliver to Lender a statement by Tenant certifying (a) that the Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) the amounts of fixed rent, additional rent, or other sums, if any, which are payable in respect of the Lease and the commencement date and expiration date of the Lease, (c) the dates to which the fixed rent, additional rent, and other sums which are payable in respect to the Lease have been paid, (d) whether or not Tenant is entitled to any then presently accrued credits or offsets against rent, and, if so, the reasons therefor and the amount thereof, (e) that to Tenant’s actual knowledge (without investigation) it is not in default in the performance of any of its obligations under the Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute such a default, (f) whether or not, to the actual knowledge (without investigation) of the person certifying on behalf of Tenant, Landlord is in default in the performance of any of its obligations under the Lease, and, if so, specifying the same, (g) whether or not, to the actual knowledge (without investigation) of such person, any event has occurred which with the giving of such notice or passage of time, or both would constitute such a default, and, if so, specifying each such event, and (h) whether or not, to the actual knowledge (without investigation) of such person, Tenant has any then presently accrued claims, defenses or counterclaims against Landlord under the Lease, and, if so, specifying the same, it being intended that any such statement delivered pursuant hereto shall be deemed a certification by Tenant to be relied upon by Lender and by others with whom Lender may be dealing. Tenant also shall include in any such statement such other information concerning the status of the Lease as Lender may reasonably request.

IN WITNESS WHEREOF, Lender, Tenant and Landlord have duly executed this Agreement as of the date first above written.

TENANT:

[ ]

By:
Name:
Title:

LANDLORD:

ABW HOLDINGS LLC, a Delaware limited liability company

By:
Name:
Title:

LENDER:

By:
Name:
Title:

EXHIBIT A

[Attach Legal Description of Property]